UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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T-Mobile US, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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April 22, 2015

Dear Stockholder,

I am pleased to invite you to the 2015 Annual Meeting of Stockholders of T-Mobile US, Inc. to be held on Tuesday, June 2, 2015, at 9:30 a.m. Pacific Daylight Time, at the Hotel Bellevue, 11200 Southeast 6th Street, Bellevue, Washington 98004 (the “Annual Meeting”).

On April 22, 2015, we first mailed to our stockholders the attached Notice of 2015 Annual Meeting of Stockholders and Proxy Statement, which contain further information about the Annual Meeting, including a description of the matters to be voted on at the Annual Meeting.

Your vote is important and we appreciate the time and attention you invest in making thoughtful decisions. Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then cast your vote as instructed, as promptly as possible. We encourage you to vote before the applicable voting cut-off date so that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person. Since the voting cut-off varies by voting method, I encourage you to review the Proxy Statement (and the voting instructions form provided to you by your broker or other registered holder, if applicable) for information regarding when you must cast your vote in order for it to be counted at the Annual Meeting. If you attend the Annual Meeting, you will be able to vote in person even if you have previously submitted your proxy. Information on how to obtain an admission ticket to the Annual Meeting is included in the Proxy Statement.

Thank you for your continued interest in and support of T-Mobile.

Sincerely yours,

John J. Legere

President, Chief Executive Officer and Director

Date:	June 2, 2015

Time:	9:30 a.m. Pacific Daylight Time

Place:	Hotel Bellevue 11200 Southeast 6th Street Bellevue, Washington 98004

At the T-Mobile US, Inc. 2015 Annual Meeting of Stockholders you will be asked to:

1.     Elect eleven directors named in the Proxy Statement to the Company’s Board of Directors;

2.     Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.     Approve the T-Mobile US, Inc. 2014 Employee Stock Purchase Plan;

4.     Vote on two stockholder proposals, if properly presented at the Annual Meeting; and

5.     Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Only stockholders of record as of the close of business on April 10, 2015 are entitled to receive notice of, to attend and to vote at the Annual Meeting.

Your vote is very important to us. Whether or not you attend the Annual Meeting in person, you are urged to mark, date and sign the enclosed proxy card and return it to the Company or use an alternate voting option described in the Proxy Statement before the Annual Meeting to ensure that your shares are voted. We encourage you to vote electronically by using the Internet or to vote by telephone because it is easy and efficient and will help us reduce our impact on the environment.

By Order of the Board of Directors,

Timotheus Höttges

Chairman of the Board of Directors

Bellevue, Washington

April 22, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 2, 2015

The Proxy Statement and Annual Report to Stockholders are available at https://www.proxyvote.com

Annual Meeting Information

Time and Date:	9:30 a.m. Pacific Daylight Time, Tuesday, June 2, 2015

Place:	Hotel Bellevue 11200 Southeast 6th Street Bellevue, Washington 98004

Record Date:	Close of business on April 10, 2015

Voting:	Stockholders of record as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Attendance:	If you plan to attend the Annual Meeting in person, you must bring the Notice of Internet Availability of Proxy Materials or the admission ticket enclosed with the paper copy of the proxy materials. If your shares are not registered in your name, you will need a legal proxy, account statement or other documentation confirming your T-Mobile stock holdings from the broker, bank or other institution that holds your shares. You will also need a valid, government-issued picture identification that matches your Notice of Internet Availability of Proxy Materials, admission ticket, legal proxy or other confirming documentation.

Agenda and Voting Recommendations
Proposal	Description	Board Recommendation	Page
1	Election of Eleven Directors	“FOR” each nominee	13
2	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”	21
3	Approval of T-Mobile US, Inc. 2014 Employee Stock Purchase Plan	“FOR”	44
4	Stockholder Proposal: Human Rights Risk Assessment	“AGAINST”	48
5	Stockholder Proposal: Proxy Access	“AGAINST”	50

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in Bellevue

In this Proxy Statement, “we,” “our,” “us,” “T-Mobile” and the “Company” refer to T-Mobile US, Inc. and the “Annual Meeting” refers to the 2015 Annual Meeting of Stockholders.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	1

2015 PROXY STATEMENT SUMMARY INFORMATION

Commitment to Good Corporate Governance

We have structured our corporate governance program to promote the long-term interest of stockholders, strengthen Board and management accountability and help build public trust in the Company. Highlights include:

•	Unclassified Board, with all directors elected annually

•	Separation of Chairman and Chief Executive Officer roles

•	Appointment of a lead independent director

•	Independent directors serve as chairs of our Audit, Nominating and Corporate Governance and Compensation Committees
•	Regular executive sessions of independent directors

•	Annual Board and committee self-evaluations

•	Stock ownership guidelines for directors and executives

•	Cash and equity awards with clawback provisions

T-Mobile Achieved a Record Year of Growth in 2014 and Delivered Strong Financial and Operational Performance

T-Mobile had an extraordinary year in 2014. We delivered a record year of growth in 2014 as our Un-carrier initiatives continued to resonate with consumers. Since launching Un-carrier in 2013, T-Mobile has transformed the wireless industry with consumer-friendly offers that resolve customer pain points and differentiate T-Mobile from the competition. We continued to deliver strong customer growth in 2014 and ended the year with more than 55 million total customers, reflecting total net customer additions of 8.3 million in 2014, an 89% increase from the prior year, making T-Mobile America’s fastest growing wireless company. The strong performance is underpinned by the Company’s network, which continued to expand at a breakneck pace. At the end of 2014, T-Mobile’s 4G LTE network covered 265 million people, exceeding our original year-end target of 250 million.

In addition to strong customer growth, T-Mobile delivered outstanding financial results. Service revenues in 2014 increased by 9.0% year-over-year, and total revenues increased by 13.1% year-over-year. Adjusted EBITDA amounted to $5.636 billion in 2014, up 6.0% year-over-year. Since the Business Combination1, we have significantly grown total stockholder return (“TSR”). From May 1, 2013 through March 31, 2015, T-Mobile TSR outpaced 17 of our 19 peer companies. Our stock price has increased by 92% from May 1, 2013 through March 31, 2015.

Our executive compensation program emphasizes pay for performance. As a result, our 2014 Named Executive Officer compensation reflects T-Mobile’s strong 2014 operational and financial performance.

[1]

The first day of trading after consummation of the business combination of T-Mobile USA, Inc. (“T-Mobile USA”), formerly a wholly owned subsidiary of Deutsche Telekom AG (“Deutsche Telekom”), and MetroPCS Communications, Inc. (the “Business Combination”) pursuant to the Business Combination Agreement dated October 3, 2012, as amended, among Deutsche Telekom, Metro PCS Communications, Inc. and T-Mobile USA. We use the term “legacy MetroPCS” to refer to the legacy business of MetroPCS Communications, Inc. prior to the consummation of the Business Combination.

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2015 PROXY STATEMENT SUMMARY INFORMATION

Executive Compensation Highlights – Paying for Performance

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent, reward business results and exceptional individual performance, and most importantly, maximize stockholder value. Our executive compensation program is competitive in the marketplace and highly incentive-based, with Company performance determining a significant portion of total compensation.

Key Features of our Executive Compensation Program

What we do	What we don’t do

Emphasis on pay for performance	No short-selling, hedging or pledging of Company’s securities

Independent compensation consultant	No excise tax gross ups

Minimum stock ownership guidelines	No special executive retirement program

Clawback policy to recapture incentive payments	No acceleration of compensation upon retirement

Use of multiple performance measures and caps on potential incentive payments	No single-trigger vesting of equity awards upon a change in control

Substantial majority of target total compensation is variable	No excessive perquisites

Use of executive compensation statements (“tally sheets”)

What We Pay and Why: Goals and Elements of Compensation

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	3

2015 PROXY STATEMENT SUMMARY INFORMATION

To promote a performance-based culture that further aligns the interests of management and stockholders, in 2014 the executive compensation program focused extensively on variable, performance-based compensation. As illustrated in the charts below, the substantial majority of our Named Executive Officers’ total compensation as reported in the 2014 Summary Compensation Table was in the form of variable compensation (short-term and long-term).

4

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust. Our Board of Directors has established a boardroom dynamic that encourages meaningful and robust discussions based on each director’s unique and diverse background, resulting in informed decision-making that seeks to maximize stockholder value and promotes stockholder interests. Directors exercise thorough oversight of decisions regarding the Company’s strategy and outlook. The Board regularly reviews developments in corporate governance and updates its practices and governance materials as it deems necessary and appropriate. The dashboard below highlights key aspects of the Company’s corporate governance program.

Governance Dashboard

Key Governance Materials

Certificate of Incorporation

By-Laws

Corporate Governance Guidelines

Stockholder’s Agreement
Charter for Each Board Committee

Code of Business Conduct

Code of Ethics for Senior Financial Officers

You can access the key governance materials on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab. Instructions on how to obtain copies of the Company’s corporate governance materials can also be found on page 55. Certain of the key governance materials are also available via www.sec.gov.

Governance Highlights

Unclassified Board and Annual Election of Directors

11 Director Nominees

Separation of Chairman and Chief Executive Officer Roles

Lead Independent Director

Independent Audit, Compensation and Nominating and Corporate Governance Committee Chairs

Regular Executive Sessions of Independent Directors

Risk Oversight
Regular Board and Committee Self-Evaluations

Stockholder Right to Call Special Meeting

Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

Executive Compensation Driven by Pay For Performance Philosophy

Share Ownership Guidelines for Executives and Directors

Cash and Equity Awards with Clawback Provisions

About the Board of Directors

Corporate Governance Guidelines and Code of Business Conduct

Our Board of Directors established our corporate governance guidelines, which, together with our certificate of incorporation, our bylaws and the Stockholder’s Agreement with Deutsche Telekom, set forth the framework within which the Board and its committees direct the affairs of the Company. See “Transactions with Related Persons and Approval — Transactions with Deutsche Telekom — Stockholder’s Agreement” for more information regarding the

Stockholder’s Agreement. The Board also adopted our Code of Business Conduct, which establishes the standards of ethical conduct applicable to all of our directors, officers and employees. In addition, we have a Code of Ethics for Senior Financial Officers. In the event of a waiver of any Code of Business Conduct or Code of Ethics provisions applicable to directors or executive officers, we will promptly disclose the Board’s actions on our website.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	5

CORPORATE GOVERNANCE

Board Composition

The size of our Board of Directors has been fixed at eleven. The size of our Board may be changed pursuant to our bylaws, subject to the provisions of our certificate of incorporation and the Stockholder’s Agreement between the Company and Deutsche Telekom, which beneficially owns a majority of our outstanding shares of common stock (approximately 65.95% as of March 31, 2015).

Pursuant to our certificate of incorporation and the Stockholder’s Agreement, Deutsche Telekom has certain rights to designate director nominees and to have such designees serve on the committees of the Board. See “Transactions with Related Persons and Approval — Transactions with Deutsche Telekom — Stockholder’s Agreement” for more information.

Director Independence

The Board of Directors evaluates the independence of each director, including nominees for election to the Board, in accordance with applicable laws and regulations, New York Stock Exchange (“NYSE”) rules and our corporate governance guidelines. As a “controlled company” under NYSE rules, we are exempt from the requirement to have a majority of independent directors on our Board. However, pursuant to our certificate of incorporation, the Stockholder’s Agreement and our corporate governance guidelines, the Board is required to have at least three directors, including all the members of the Audit Committee, who meet the director independence standards under NYSE rules. We have five directors who our Board has determined are independent. The Board considers all relevant facts and circumstances in determining independence, including, among other things, making an affirmative determination that the director has no material relationship with the Company directly or as an officer, stockholder, or partner of an organization that has a material relationship with the Company. For certain types of relationships, NYSE rules require us to consider a director’s relationship with the Company, and also with any parent or subsidiary in a consolidated group with the Company, which includes Deutsche Telekom and its affiliates.

The Board of Directors has determined that Messrs. Barnes, Datar, Guffey and Westbrook and Ms. Taylor are independent under NYSE rules and our corporate governance guidelines. In addition, the Board has determined that each member of the Audit Committee meets the heightened independence criteria applicable to audit committee members under NYSE rules.

Separate Chairman and Chief Executive Officer Roles

Our Board of Directors has chosen to separate the roles of Chairman of the Board and Chief Executive Officer, and it has appointed Timotheus Höttges, Deutsche Telekom’s Chief Executive Officer, as the Chairman of the Board.

We believe that separating the roles of Chief Executive Officer and Chairman of the Board is appropriate for the Company and in the best interests of the Company and its stockholders at this time. Our Chairman manages the overall Board function, and his current responsibilities include chairing all regular sessions of the Board; establishing the agenda for each Board meeting in consultation with the lead independent director, our Chief Executive Officer and other senior management as appropriate; and helping to establish, coordinate and review the criteria and methods for evaluating, at least annually, the effectiveness of the Board and its committees. The separation of the offices allows Mr. Höttges to focus on management of Board matters and allows our Chief Executive Officer to focus on managing our business. Additionally, we believe the separation of the roles ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing our Chief Executive Officer’s performance. The Board believes that its role in risk oversight did not impact the leadership structure chosen by the Board.

Lead Independent Director

The lead independent director, a position currently held by Teresa A. Taylor, coordinates the activities of our independent directors, calls and presides over the executive sessions of the independent directors and functions as a liaison between such independent directors and the Chairman of the Board and/or the Chief Executive Officer. The lead independent director provides input on the flow of information to the Board, including the Board’s agenda and schedule.

Controlled Company Exemptions

We qualify as a “controlled company” under the NYSE listing standards because Deutsche Telekom beneficially owns a majority of our outstanding shares of common stock (approximately 65.95% as of March 31, 2015). As a controlled company, we are eligible for certain exemptions from the NYSE rules. Specifically, we are not required to have:

•	A majority of independent directors;

•	A nominating and corporate governance committee composed entirely of independent directors; or
•	A compensation committee composed entirely of independent directors.

In addition, we are exempt from the rules adopted by the Securities and Exchange Commission (the “SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related NYSE rules relating to compensation committee member independence and compensation committee consultants.

We have availed ourselves of all of the above exemptions.

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CORPORATE GOVERNANCE

Board Meetings and Director Attendance

Directors are expected to attend all meetings of the Board of Directors and each committee on which they serve, as well as our Annual Meeting of Stockholders. In 2014, our Board, as then constituted, met nine times. During 2014, each director attended at least 75% of the total number of meetings of the Board and Board committees on which he or she served, during the period that he or she served. All of our continuing directors other than Mr. Dannenfeldt attended our 2014 Annual Meeting of Stockholders. Mr. Dannenfeldt joined our Board in November 2013 and had a pre-existing conflict that prevented him from attending the 2014 Annual Meeting of Stockholders.

Executive sessions, or meetings of outside (non-management) directors without management present, are held at each regularly scheduled Board meeting or more frequently if necessary. Our Chairman or the lead independent director presides over these executive sessions. The executive sessions provide an opportunity for outside directors to review any matters of interest raised by the Chairman of the Board, the lead independent director or the other non-management members of the Board, including strategic, operational, or financial issues and management performance and succession.

In addition, our corporate governance guidelines require the independent directors to meet at least once each year in executive session, with the lead independent director presiding at such executive session.

Communications with Directors

Interested persons may contact the Chairman of the Board, the Board as a whole, the lead independent director, or any individual director as follows:

T-Mobile US, Inc.

The Board of Directors

c/o Corporate Secretary

12920 SE 38th Street

Bellevue, Washington 98006

After receipt, communications will generally be forwarded to the Chairman of the Board, the whole Board, the lead independent director or specific directors as the Corporate Secretary deems appropriate based on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board or are unduly hostile, threatening, potentially illegal or similarly unsuitable will not be forwarded. Responses to letters and any communications that are excluded are maintained by the Company and are available to any director upon request.

Board Committees and Related Matters

The Board of Directors has four standing committees: Audit, Compensation, Executive and Nominating and Corporate Governance. The Board makes committee and committee chair assignments annually at its meeting immediately following the Annual Meeting of Stockholders, although further changes may be made from time to time as deemed appropriate by the Board.

Each committee has a Board-approved charter, which is reviewed annually by the respective committee. Recommended changes, if any, are submitted to the Board for approval. Each committee may retain and compensate consultants or other advisors as necessary for it to carry out its duties, without consulting with or obtaining the approval of the Board or the Company. A copy of the charters for each standing committee can be found on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	7

CORPORATE GOVERNANCE

Audit Committee

Chair: Srikant M. Datar
Additional Members: W. Michael Barnes, Kelvin R. Westbrook*
Meetings Held in 2014: 8

Independence: Each member of the Audit Committee is independent under applicable SEC regulations and NYSE rules.

Audit Committee Financial Literacy and Expertise: Our Board has determined that all of the members are financially literate under applicable NYSE rules and are “audit committee financial experts” as defined in applicable SEC rules.

*

James N. Perry, Jr., whose term expired as of the date of our 2014 Annual Meeting of Stockholders, served on the Audit Committee from May 1, 2013 to June 5, 2014, at which time Mr. Westbrook was appointed to the Audit Committee.

The Audit Committee represents and assists the Board in its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, disclosure controls and procedures and internal audit functions. The Audit Committee also oversees the appointment, compensation and retention of our independent registered public accounting firm, including the performance by the independent registered public accounting firm of permissible audit, audit-related, and non-audit services, and the associated fees. The Audit Committee periodically reviews the Company’s risk assessment and risk management policies, as well as our compliance and ethics programs. The Audit Committee develops and oversees compliance with the code of ethics for senior financial officers and the code of business conduct for all employees, officers and directors. The Committee is also responsible for establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, the Committee reviews and approves all related person transactions.

Compensation	Committee

Chair: Teresa A. Taylor
Additional Members: W. Michael Barnes*, Thomas Dannenfeldt, Lawrence H. Guffey, Raphael Kübler
Meetings Held in 2014: 7
Section 16 Subcommittee Members: Teresa A. Taylor, Lawrence H. Guffey

Independence: Ms. Taylor and Messrs. Barnes and Guffey are independent under applicable NYSE rules.

Compensation Committee Interlock and Insider Participation: No members of the Compensation Committee who served during 2014 were officers or employees of the Company or any of its subsidiaries during the year, were formerly Company officers or had any relationship otherwise requiring disclosure as a compensation committee interlock.

*	Mr. Westbrook served on the Compensation Committee from May 1, 2013 to June 5, 2014, at which time Mr. Barnes was appointed to the Committee.

The Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs applicable primarily to the Company’s executive officers, including executive compensation philosophy, and Chief Executive Officer compensation. The Compensation Committee is also responsible for certain compensation programs affecting the Company’s employees generally, such as equity compensation plans, and annually reviews with management risks arising from such programs. In addition, the Committee reviews and oversees the independent director compensation policies. A significant focus area of the Compensation Committee is succession plan development for senior management.

The Compensation Committee has established the Section 16 Subcommittee, which has sole authority to approve all awards granted to the Company’s officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Section 16 officers”) that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and unless otherwise determined by the Compensation Committee, authority to approve all equity or equity-based awards to the Company’s Section 16 officers. The Compensation Committee has delegated authority to the Company’s Executive Vice President, Human Resources, to make awards to employees who are not Section 16 officers.

Compensation Consultant.    The Committee has retained Mercer (a wholly owned subsidiary of Marsh & McLennan Companies, Inc.), a well-recognized employee benefits and compensation consulting firm, as its independent compensation consultant to advise the Compensation Committee in its evaluation of the compensation and benefits provided to the Chief Executive Officer and the other executive officers. At the request of the Committee, a consultant from Mercer generally attends the Committee meetings at which executive officer compensation is discussed and provides information, research and analysis pertaining to executive compensation as requested by the Committee. Mercer also updates the Committee on market trends.

In connection with its engagement of Mercer, the Compensation Committee considered various factors bearing upon Mercer’s independence including, but not limited to, the amount of fees received by Mercer from the Company, Mercer’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Mercer’s independence. After reviewing these and other factors, the Compensation Committee determined that Mercer was independent and that its engagement did not present any conflicts of interest. Mercer also determined that it was independent from management and confirmed this in a written statement delivered to the Compensation Committee. During 2014, Mercer provided executive compensation services to the

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CORPORATE GOVERNANCE

Company. The aggregate fees for such services were approximately $190,000. In addition, Mercer provided services to the Company for investment and benefits consulting and retirement plan consulting. The aggregate fees for such services were approximately $113,000.

The Compensation Committee sets compensation levels based on the skills, experience and achievements of each executive officer,

taking into account market analysis and input provided by its compensation consultant and the compensation recommendations of our Chief Executive Officer, except with respect to his own position. The Compensation Committee believes that input from both its consultant and our Chief Executive Officer provides useful information and points of view to assist the Compensation Committee in determining the appropriate compensation.

Executive Committee

Chair: Timotheus Höttges
Additional Members*: John J. Legere, Thomas Dannenfeldt, Lawrence H. Guffey, Bruno Jacobfeuerborn, Raphael Kübler, Thorsten Langheim
Meetings Held in 2014: 2
Independence: Mr. Guffey is independent in accordance with NYSE rules.

*

James N. Perry, Jr., whose term expired as of the date of our 2014 Annual Meeting of Stockholders, served on the Executive Committee from May 1, 2013 to June 5, 2014, at which time Messrs. Guffey and Jacobfeuerborn were appointed to the Committee.

The Executive Committee has been established by our Board of Directors to review and provide guidance to our senior management regarding our strategy, operating plans and operating performance.

Nominating and Corporate Governance Committee

Chair: Kelvin R. Westbrook
Additional Members: Lawrence H. Guffey, Thorsten Langheim
Meetings Held in 2014: 4
Independence: Messrs. Guffey and Westbrook are independent in accordance with NYSE rules.

The Nominating and Corporate Governance Committee has primary responsibility for oversight of the Company’s corporate governance needs and assists the Board with the process of identifying, recruiting, evaluating, and nominating candidates for membership to our Board. In addition, the Committee oversees the functions and needs of the Board and its committees, including leading the annual Board and committee performance review.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	9

CORPORATE GOVERNANCE

Board’s Role in Risk Management

Management of the Company, including our Chief Executive Officer and other executive officers, is primarily responsible for managing the risks associated with our business, operations, and financial and disclosure controls. Financial, strategic, IT, technology, operational, compliance, legal/regulatory and reputational risks to the Company are considered by management when it conducts its quarterly enterprise-wide risk assessment and are reviewed and updated regularly in connection with the operational, financial and business activities of the Company.

Management of the Company has established an Enterprise Risk and Compliance Committee to oversee activities in the areas of risk management and compliance as a means of bringing risk issues to the attention of senior management. Responsibilities for risk management and compliance are distributed throughout various functional areas of the business, and the Enterprise Risk and Compliance Committee regularly reviews the Company’s activities in these areas.

Our Board of Directors assesses Company risks and strategies for risk mitigation, and it manages its risk oversight function primarily, but not exclusively, through the Audit Committee of the Board. As such, the Audit Committee has primary responsibility for overseeing the Company’s various risk assessment and risk management policies. In performing this function, the Audit Committee considers and discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. To assist the Audit Committee with its risk assessment function, the Vice President, Internal Audit & Risk Management, who serves as the Chief Audit Executive, and the Vice President, Chief Compliance Officer report to the Audit Committee, and have regular meetings with the Audit Committee and/or its members. They provide a quarterly enterprise-wide risk assessment and annual fraud and compliance risk assessments to the Audit Committee and update the Audit Committee on significant issues raised by the Enterprise Risk and Compliance Committee. The Audit Committee reviews all risk assessments, provides feedback to executive management and shares the risk assessments with the Board. The Audit Committee also has other responsibilities with respect to the Company’s internal audit, compliance and ethics programs, as more fully set out in its charter. The Compensation Committee has certain responsibilities with respect to the assessment of risk in connection with our compensation programs. The Executive Committee of the Board of Directors, charged with reviewing and providing guidance to senior management of the Company regarding the Company’s strategy, operating plans and operating performance, also plays a key role in helping the Board perform its risk oversight function by considering strategic operating goals, opportunities and risks. In addition, the Nominating and Corporate Governance Committee of the Board of Directors oversees Board process and corporate governance-related risks. Finally, a report of all committee meetings are presented to the Board on a regular basis.

Risk Assessment of Compensation Programs. The Compensation Committee of the Board of Directors designs our compensation programs to encourage appropriate risk taking while discouraging behavior that may result in unnecessary or excessive risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:

•	Use of multiple metrics in annual incentive plan and use of two long-term incentive vehicles for executive officers

•	Each annual incentive award metric capped at 200%

•	Performance-based share awards capped at 200%

•	Emphasis on long-term and performance-based compensation

•	Compensation Committee has discretion to reduce incentive awards, as appropriate

•	Long-term incentive awards vest ratably over three years or performance vest at end of performance period

•	Formal clawback policies applicable to both cash and equity compensation

•	Alignment of interests of our executive officers with the long-term interests of our stockholders through stock ownership guidelines that call for significant share ownership

•	Generally no supplemental benefits or perquisites for executive officers

The Compensation Committee periodically reviews with management an assessment of whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated, such as through governance and oversight policies. Based on an assessment conducted by management consultant Towers Watson, which was presented to and discussed with the Compensation Committee, management concluded that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

Non-Employee Director Compensation Program

Each director who is not an employee of the Company or an officer or employee of Deutsche Telekom (a “non-employee director”) is eligible to participate in the non-employee director compensation program. Elements of the non-employee director compensation program are outlined in the table below. Fees are subject to proration for any person who becomes a non-employee director and/or committee chair at any time of the year other than the date of the Company’s Annual Meeting of Stockholders. Directors also receive reimbursement of expenses incurred in connection with their Board service.

Immediately after each Annual Meeting of Stockholders, each non-employee director automatically receives an award of time-based restricted stock units (“RSUs”) with a value of $150,000 (rounded up to the nearest share number), with pro rata awards for non-employee

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CORPORATE GOVERNANCE

directors joining the Board at any time other than the date of the Annual Meeting of Stockholders. The time-based RSUs vest on the one-year anniversary of the grant date or on the date of the next Annual Meeting of Stockholders for directors not standing for re-election. In the event of a director’s termination of service prior to vesting, all RSUs are automatically forfeited to the Company. The

RSUs immediately vest on the date of a change in control of the Company.

Non-employee directors are eligible to receive up to two handsets per year and up to ten lines of U.S. service pursuant to our Board of Directors Phone Perquisite Program.

The following table summarizes the compensation payable to the Company’s non-employee directors:

Elements of Non-Employee Director Compensation	Amount ($)
Annual cash retainer	100,000
Additional annual cash retainer for:
Lead Independent Director	25,000
Audit Committee Chair	50,000
Compensation Committee Chair	25,000
Nominating and Corporate Governance Committee Chair	10,000
Annual award of time-based RSUs	150,000
Additional cash amounts for each Board and committee meeting in excess of ten meetings per year:
In person	2,000
By telephone	1,000

2014 Non-Employee Director Compensation Table

During fiscal year 2014, the Company’s non-employee directors received the following compensation for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
W. Michael Barnes	102,000	150,002	16,180	268,182
Srikant M. Datar	150,000	150,002	2,916	302,918
Lawrence H. Guffey	108,000	150,002	2,422	260,424
James N. Perry, Jr. (3)	42,857	—	—	42,857
Teresa A. Taylor	150,000	150,002	10,098	310,100
Kelvin R. Westbrook	120,000	150,002	15,272	285,274

(1)

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, “Compensation–Stock Compensation,” or ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the directors. See Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a summary of the assumptions we apply in calculating these amounts. As of December 31, 2014, each director held 4,479 unvested time-based RSUs.

(2)

Includes (i) phone perquisites under the Board of Directors Phone Perquisite Program, (ii) personal and spousal travel expenses in connection with a Board meeting for Mr. Barnes, Ms. Taylor and Mr. Westbrook and (iii) reimbursement of taxes associated with the personal and spousal travel expenses in the amounts of $7,074, $3,765 and $4,963 for Mr. Barnes, Ms. Taylor and Mr. Westbrook, respectively.

(3)	Mr. Perry served on our Board from January 1, 2014 to June 5, 2014.

Non-Employee Director Stock Ownership Guidelines

Under our stock ownership guidelines, each non-employee director is expected to acquire and maintain ownership of shares of common stock equal in value to five times his or her annual retainer measured as of May 1, 2013 for non-employee directors serving on that date or as of the date Board service commences for any non-employee director joining the Board after May 1, 2013. Each non-employee director is expected to meet the ownership guidelines within five years from the applicable measurement date, and is expected to retain at least 50% of the net shares of common stock acquired through the Company’s equity compensation plans until the ownership threshold is met.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	11

CORPORATE GOVERNANCE

Director Nomination, Selection and Qualifications

Qualifications and Diversity

Subject to Deutsche Telekom’s board designation rights, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating director nominees and recommending to the Board a slate of nominees for election at each Annual Meeting of Stockholders. The Board has adopted director selection guidelines, which the Nominating and Corporate Governance Committee considers in evaluating each director candidate. The Committee considers, among others, the following factors:

•	Professional experience, industry knowledge, skills and expertise;

•	Leadership qualities, public company board and committee experience and non-business-related activities and experience;

•	High standard of personal and professional ethics, integrity and values;

•	Training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;

•	Willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership;

•	Willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs;

•	Willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and

•	Willingness to act in the best interests of the Company and its constituents and to objectively assess Board, committee and management performances.

Our Board of Directors does not have a formal policy with respect to diversity on the Board. Rather, diversity is one of many factors under our director selection guidelines that the Nominating and Corporate Governance Committee considers when evaluating potential director candidates. Our director selection guidelines do not narrowly define diversity by reference to gender and race; rather, diversity is broadly interpreted to include other factors such as age, geographic and professional diversity. In connection with its general responsibility to monitor and advise the Board on the size, role, function and composition of the Board, the Nominating and Corporate Governance Committee will periodically consider whether the Board represents the overall mix of skills and characteristics described in the director selection guidelines, including diversity and the other factors described above. Subject to Deutsche Telekom’s board designation rights, the selection process for director candidates is intended to be flexible, and the Nominating and Corporate Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Nomination Process

In addition to candidates designated by Deutsche Telekom, the Nominating and Corporate Governance Committee may consider possible director candidates from a number of sources, including those recommended by stockholders, directors, or officers. In addition, the Nominating and Corporate Governance Committee may engage the services of outside consultants and search firms to identify potential director candidates.

A stockholder who wishes to suggest a director candidate for consideration by the Nominating and Corporate Governance

Committee should submit the suggestion to the Chair of the Nominating and Corporate Governance Committee, care of our Corporate Secretary, and include the candidate’s name, biographical data, relationship to the stockholder and other relevant information. The Nominating and Corporate Governance Committee may request additional information about the suggested candidate and the proposing stockholder. Subject to Deutsche Telekom’s board designation rights, the full Board will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee.

12

The following persons, each of whom is currently a director of T-Mobile, have been nominated by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee for election at the Annual Meeting to serve as a director for a term that would end at the 2016 Annual Meeting of Stockholders. The Board has found each nominee to be qualified based on his or her qualifications, experience, attributes, skills and overall service during the director’s term, including the number of meetings attended, his or her level of participation, the quality of his or her performance and whether he or she meets the applicable independence standards. Each of the nominees has consented to stand for election and has indicated that, if elected, he or she plans to serve and will hold office until the later of the 2016 Annual Meeting of Stockholders or until his or her successor is elected and qualified, unless the nominee earlier resigns, retires, passes away or otherwise no longer serves as a director. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares may be voted for the election of such substitute nominee as the Board of Directors may nominate. In the alternative, if a vacancy remains, the Board may fill such vacancy at a later date or reduce the size of the Board, subject to certain requirements in our certificate of incorporation. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

Messrs. Dannenfeldt, Höttges, Jacobfeuerborn, Kübler, Langheim and Westbrook and Ms. Taylor were designated for nomination by Deutsche Telekom pursuant to its rights under our certificate of incorporation and the Stockholder’s Agreement.

Under our bylaws, directors are elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors at the Annual Meeting. Shares represented by executed proxies received by the Company will be voted, unless otherwise marked withheld, “FOR” the election of each of the nominees.

Nominees

W. Michael Barnes
Age: 72 Director since: 2004 Board committees: Audit, Compensation Other public company directorships: • Advanced Micro Devices, Inc. (2003 to 2015)

Qualifications and skills to serve as a director:

•  Complex financial management experience

•   Extensive knowledge of technology industry

•  Experience as public company chief financial officer, director and committee member

Mr. Barnes held several positions at Rockwell International Corporation, a multi-industry company in high technology businesses including aerospace, commercial and defense electronics, telecommunication equipment, industrial automation systems and semiconductor products manufacturing, between 1968 and 2001, including Senior Vice President, Finance & Planning, and Chief Financial Officer from 1991 through 2001. Mr. Barnes holds a Ph.D. in operations research from Texas A&M University. He also holds Bachelor’s and Master’s degrees in industrial engineering from Texas A&M University.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	13

PROPOSAL 1 – ELECTION OF DIRECTORS

Thomas Dannenfeldt
Age: 48 Director since: 2013 Board committees: Compensation, Executive	Qualifications and skills to serve as a director: • Expertise in global telecommunications industry • Expertise in strategy, business and finance • Experience in accounting and internal controls

Mr. Dannenfeldt has served as the Chief Financial Officer of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, since January 2014. He was Finance Director of Telekom Deutschland from April 2010 to December 2013. From July 2009 to April 2010, he was the CFO of T-Mobile Deutschland. From January 2010 to April 2010 he was also responsible for the fixed line part of Deutsche Telekom as a member of the T-Home Board of Management. Prior to that, he was on the T-Home Board of Management responsible for the Market and Quality Management since January 2007. Mr. Dannenfeldt started his career at Deutsche Telekom in 1992 and has gained more than 20 years of experience in various leadership roles in sales, marketing and finance in national and international mobile and fixed line telecommunications business. He also served on the Board of Directors of Virgin Mobile in the UK in 2003 and 2004.

Srikant M. Datar

Age: 61

Director since: 2013

Board committee: Audit (Chair)

Other public company directorships:

•  Novartis AG

•   ICF International Inc.

•  Stryker Corporation

•   HCL Technologies (2012 to 2014)

•  KPIT Technologies (2007 to 2012)

Qualifications and skills to serve as a director:

•  Expertise in accounting, governance and risk management

•   Public company director and committee experience

•  Academic and commercial perspective on complex issues

Mr. Datar is the Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University. Mr. Datar is a Chartered Accountant and planner in industry, and has been a professor of accounting and business administration at Harvard since July 1996; he previously served as a professor at Stanford University and Carnegie Mellon University. Mr. Datar received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India. Mr. Datar received a Masters in Statistics and Economics and a Ph.D. in Business from Stanford University.

14

PROPOSAL 1 – ELECTION OF DIRECTORS

Lawrence H. Guffey
Age: 47 Director since: 2013 Board committees: Compensation, Executive, Nominating and Corporate Governance

Qualifications and skills to serve as a director:

•  Core financial and business skills

•   Experience overseeing investments in media and communications industries

•  Public company director and committee experience

Mr. Guffey is Chief Executive Officer of LG Capital Investors LLC, a single-family investment office formed in 2014. From 1991 to 2014, Mr. Guffey was with The Blackstone Group, an asset management and financial services company, most recently serving as Senior Managing Director (Partner) in the Private Equity Group. Mr. Guffey led many of The Blackstone Group’s media and communications investment activities and managed Blackstone Communications Advisors. Mr. Guffey was a member of the Supervisory Board at Deutsche Telekom, our majority stockholder, from June 2006 until October 2013. He was a Director of New Skies Satellites Holdings Ltd. from January 2005 to December 2007, Axtel SA de CV since October 2000, FiberNet L.L.C. from 2001 until 2003, iPCS Inc. from August 2000 to September 2002, PAETEC Holding Corp. from February 2000 to 2002, and Commnet Cellular Inc. from February 1998 to December 2001. Mr. Guffey also served as a Director of TDC A/S from February 2006 to March 2013. He holds a Bachelor of Arts magna cum laude degree from Rice University, where he was elected to Phi Beta Kappa.

Timotheus Höttges
Age: 52 Director since: 2013 Board committee: Executive (Chair)	Qualifications and skills to serve as a director: • Chief executive officer of major global communications company • Core finance, business and leadership skills

Since January 2014, Mr. Höttges has served as Chief Executive Officer of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company. From March 2009 to December 2013, he served as Deutsche Telekom’s Chief Financial Officer (CFO) and a member of the Board of Management. From December 2006 to March 2009, he was a member of the Board of Management responsible for the T-Home Unit (fixed-network and broadband business, as well as integrated sales and service in Germany). From January 2003 to December 2006, Mr. Höttges headed European operations as a member of the Board of Management of T-Mobile International. Mr. Höttges studied Business Administration at the University of Cologne.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	15

PROPOSAL 1 – ELECTION OF DIRECTORS

Bruno Jacobfeuerborn
Age: 54 Director since: 2014 Board committee: Executive	Qualifications and skills to serve as a director: • Expertise in global telecommunications industry • Wireless network and technology expertise • Core business, management and leadership skills

Mr. Jacobfeuerborn has served as Director of Technology Telekom Deutschland since April 2010. In addition, he has been the Chief Technology Officer (CTO) of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, since February 2012. Previously, Mr. Jacobfeuerborn was Director of Technology of T-Mobile Deutschland and T-Home in Germany. In this double role, he was responsible for the technology business (both mobile and fixed network) in Germany from July 2009 to March 2010. From April 2007 to July 2009, he was Managing Director of Technology, IT and Procurement at Polska Telefonica Cyfrowa. Mr. Jacobfeuerborn joined what is now Deutsche Telekom AG in 1989 and has held several positions with increasing responsibility within the group.

Raphael Kübler
	Age: 52 Director since: 2013 Board committees: Compensation, Executive Other public company directorships: • Hellenic Telecommunications Organization	Qualifications and skills to serve as a director: • Expertise in global telecommunications industry • Core business, management and leadership skills • Complex financial management experience

In January 2014, Mr. Kübler assumed the position of Senior Vice President of the Corporate Operating Office of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, and reports directly to the Chief Executive Officer of Deutsche Telekom. From July 2009 to December 2013, Mr. Kübler served as a Senior Vice President Group Controlling at Deutsche Telekom. In this position, he was responsible for the financial planning, analysis and steering of the overall Deutsche Telekom Group as well as the financial management of central headquarters and shared services. From November 2003 to June 2009, Mr. Kübler served as Chief Financial Officer of T-Mobile Deutschland GmbH, the mobile operations of Deutsche Telekom in Germany now known as Telekom Deutschland GmbH (a wholly-owned subsidiary of Deutsche Telekom). Mr. Kübler studied Business Administration at H.E.C. in Paris and the Universities of Bonn and Cologne. He holds a doctoral degree from the University of Cologne.

16

PROPOSAL 1 – ELECTION OF DIRECTORS

Thorsten Langheim
Age: 49 Director since: 2013 Board committees: Executive, Nominating and Corporate Governance

Qualifications and skills to serve as a director:

•  Expertise in global telecommunications industry

•   Experience overseeing telecommunications and technology investments

•  Corporate strategy and M&A experience

Mr. Langheim serves as Senior Vice President Group Corporate Development of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, a position he has held since November 2009. In his current role, he manages Deutsche Telekom’s Corporate Strategy and Group M&A activities. Prior to his position at Deutsche Telekom, Mr. Langheim was Managing Director at the Private Equity Group of The Blackstone Group, an asset management and financial services company, from May 2004 to June 2009, primarily focusing on private equity investments in Germany. Mr. Langheim is a member of the Supervisory Board of Scout24. Previously, Mr. Langheim served on the boards of STRATO AG and T-Venture Holding GmbH. Mr. Langheim holds a Master of Science degree in International Securities, Investment and Banking from the ISMA Centre for Education and Research at the University of Reading. Mr. Langheim holds a Bachelor’s degree in European Finance and Accounting from the University in Bremen (Germany) and Leeds Business School (United Kingdom).

John J. Legere
	Age: 56 Director since: 2013 Board committee: Executive	Qualifications and skills to serve as a director: • Chief Executive Officer of T-Mobile • Expertise in telecommunications and technology industries

Mr. Legere joined T-Mobile USA in September 2012 as President and Chief Executive Officer and became our President and Chief Executive Officer on April 30, 2013 upon the consummation of the Business Combination. Mr. Legere has over 33 years’ experience in the U.S. and global telecommunications and technology industries. Prior to joining T-Mobile USA, Mr. Legere served as Chief Executive Officer of Global Crossing Limited, a telecommunications company, from October 2001 to October 2011. Before joining Global Crossing, he served as Chief Executive Officer of Asia Global Crossing; as president of Dell Computer Corporation’s operations in Europe, the Middle East, and Africa; as president Asia-Pacific for Dell; as president of AT&T Asia Pacific; as head of AT&T’s outsourcing program and as head of AT&T global strategy and business development. Mr. Legere serves on the CTIA Board of Directors. Mr. Legere received a Bachelor’s degree in Business Administration from the University of Massachusetts, a Master of Science degree as an Alfred P. Sloan Fellow at the Massachusetts Institute of Technology, and a Master of Business Administration degree from Fairleigh Dickinson University, and he completed Harvard Business School’s Program for Management Development.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	17

PROPOSAL 1 – ELECTION OF DIRECTORS

Teresa A. Taylor
Age: 51 Director since: 2013 Board committee: Compensation (Chair) Other public company directorships: • First Interstate BancSystem, Inc. • NiSource, Inc.

Qualifications and skills to serve as a director:

•  Expertise in technology, media and telecommunications industries

•   Expertise in strategic planning and execution, technology development, human resources, labor relations and corporate communications

•   Public company director and committee experience

Since April 2011, Ms. Taylor has served as Chief Executive Officer of Blue Valley Advisors, LLC, an advisory firm. Ms. Taylor served as Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from August 2009 to April 2011. She served as Qwest’s Executive Vice President, Business Markets Group, from January 2008 to April 2009 and served as its Executive Vice President and Chief Administrative Officer from December 2005 to January 2008. Ms. Taylor served in various positions with Qwest and the former US West beginning in 1987. During her 24-year tenure with Qwest and US West, she held various leadership positions and was responsible for strategic planning and execution, sales, marketing, product, network, information technology, human resources and corporate communications. Ms. Taylor received a Bachelor of Science degree from the University of Wisconsin-LaCrosse.

Kelvin R. Westbrook

Age: 59

Director since: 2013

Board committees: Audit, Nominating and Corporate Governance (Chair)

Other public company directorships:

•   Archer-Daniels-Midland Company

•  Stifel Financial Corp.

•   Camden Property Trust

Qualifications and skills to serve as a director:

•  Expertise in the telecommunications industry

•   Core legal, media, marketing and risk analysis skills

•  Public company director and committee experience

Mr. Westbrook is President and Chief Executive Officer of KRW Advisors, LLC, a consulting and advisory firm, a position he has held since October 2007. Mr. Westbrook also served as Chairman and Chief Strategic Officer of Millennium Digital Media Systems, L.L.C. (“MDM”), a broadband services company that later changed its name to Broadstripe LLC, from September 2006 until October 2007. Mr. Westbrook was also President and Chief Executive Officer of MDM from May 1997 until October 2006. Broadstripe LLC (formerly MDM) and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009, approximately fifteen months after Mr. Westbrook resigned. Mr. Westbrook received an undergraduate degree in Business Administration from the University of Washington and a Juris Doctor degree from Harvard Law School.

The Board of Directors recommends that you vote

“FOR”

the election of each of the above named nominees.

18

The following sets forth information regarding the executive officers of the Company. Biographical information pertaining to Mr. Legere, who is both an executive officer and a director of the Company, can be found in the Section entitled “Proposal 1—Election of Directors”.

Name	Age	Position
David R. Carey	61	Executive Vice President, Corporate Services
J. Braxton Carter	56	Executive Vice President and Chief Financial Officer
Peter A. Ewens	52	Executive Vice President, Corporate Strategy
Thomas C. Keys	56	President, T-Mobile Indirect Channels
Gary A. King	57	Executive Vice President, Chief Information Officer
David A. Miller	54	Executive Vice President, General Counsel and Secretary
Larry L. Myers	60	Executive Vice President, Human Resources
Neville R. Ray	52	Executive Vice President and Chief Technology Officer
G. Michael (Mike) Sievert	45	Chief Operating Officer

David R. Carey serves as our Executive Vice President, Corporate Services, responsible for leading the Enterprise Program Office, Corporate Communications, Corporate Real Estate, Corporate Responsibility and the Chief Executive Officer Staff. Mr. Carey has also served in the same role with T-Mobile USA since March 2013. Before joining T-Mobile USA, from October 2011 to March 2013, Mr. Carey served as the Chief Executive Officer and Founder of TeleScope Advisors, LLC, an advisory firm specializing in telecommunications. Mr. Carey served as Executive Vice President at Global Crossing Limited, a telecommunications company, from September 1999 to October 2011. Mr. Carey’s career spans 35 years in the telecom and energy services industries. His experience in telecom includes leadership positions at AT&T, LG&E Energy, Frontier Communications and Global Crossing. He currently serves on the advisory board of Hewlett-Packard Corporation. Mr. Carey holds a Master of Science in Management Science from the Massachusetts Institute of Technology, where he was appointed to a Sloan Fellowship, and received his Bachelor of Science degree at Clarkson University.

J. Braxton Carter serves as our Executive Vice President and Chief Financial Officer, and is responsible for leading the financial functions of the Company. Mr. Carter served as MetroPCS’s Chief Financial Officer from March 2005 until the consummation of the Business Combination. Mr. Carter also served as MetroPCS’s Vice Chairman from May 2011 until the consummation of the Business Combination. From February 2001 to March 2005 he was Vice President, Corporate Operations of MetroPCS. Mr. Carter also has extensive senior management experience in the wireless and retail industry and spent ten years in public accounting. Mr. Carter is a certified public accountant. Mr. Carter presently serves on the Board of Directors and as Chairman of the Audit Committee of Research Now, and serves on the Board of Alumni for the Leeds School of Business of the University of Colorado. Mr. Carter received a Bachelor of Science degree from the University of Colorado with a major in accounting.

Peter A. Ewens serves as our Executive Vice President, Corporate Strategy. He leads the Company’s corporate strategy, business development and M&A activities, which include spectrum strategy and acquisitions, co-brand partnerships, and T-Mobile’s participation as a founding partner in the Isis mobile commerce joint venture with AT&T and Verizon Wireless. Mr. Ewens has also served as Executive Vice President and Chief Strategy Officer of T-Mobile USA since July 2010. From April 2008 until July 2010, Mr. Ewens was Senior Vice President, Corporate Strategy at T-Mobile USA. Before joining T-Mobile USA, Mr. Ewens was Vice President of OEM Business at Sun Microsystems, a computer software and information technology services company, from June 2006 through March 2008. Before that, Mr. Ewens was a partner at McKinsey & Company, a global management consulting firm. Mr. Ewens received a Master of Science in Management from the Sloan School at Massachusetts Institute of Technology, and Master’s and Bachelor’s degrees in Electrical Engineering from the University of Toronto.

Thomas C. Keys serves as our President, T-Mobile Indirect Channels, responsible for leading our partner relationships, including dealers, for the T-Mobile and MetroPCS brands. Previously, Mr. Keys served as our Executive Vice President and Chief Operating Officer, MetroPCS Business from April 2013 to February 2015. Mr. Keys served as MetroPCS’s President from May 2011 until the consummation of the Business Combination, and as Chief Operating Officer since June 2007. Mr. Keys also served as MetroPCS’s President from June 2007 to December 2007, Senior Vice President, Market Operations, West, from January 2007 until June 2007, and as Vice President and General Manager, Dallas, from April 2005 until January 2007. Mr. Keys received a Bachelor of Arts degree from State University of New York at Oswego, and a Master of Arts from Syracuse University.

Gary A. King serves as our Executive Vice President, Chief Information Officer, and is responsible for managing the development of information technology systems. Prior to joining T-Mobile, Mr. King served as Executive Vice President and Chief Information Officer of Chico’s FAS, Inc. from October 2004 to April 2013. Previously, he was the Chief Information officer of Barnes & Noble Inc. from May 2002 to October 2004 and also served as its Vice President. Prior to that, Mr. King served as Executive Vice President-Operations of Barnesandnoble.com since December 31, 2001 and its Chief Technology Officer from January 1999 to May 2002. Prior to that, he spent ten years from 1988 to 1999 with Avon Products, Inc., and served as its Vice President, Global Information Technology from 1996 to 1999. He also held various systems management positions with Unisys Corporation and Burroughs Corporation from 1982 to 1987. Mr. King serves on the Advisory Board of Center for the Supply Chain Management at the University of Florida. Mr. King received a Bachelor of Science degree from the University of Florida with a major in computer science.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	19

EXECUTIVE OFFICERS

David A. Miller serves as our Executive Vice President, General Counsel and Secretary. Mr. Miller oversees all legal affairs and government affairs functions of the Company. Mr. Miller has also served as T-Mobile USA’s Chief Legal Officer, Executive Vice President, General Counsel and Secretary. Mr. Miller was appointed Senior Vice President and General Counsel of T-Mobile USA in April 2002 and Executive Vice President in January 2011. Previously, Mr. Miller served as Director of Legal Affairs for Western Wireless (a predecessor to T-Mobile USA) from March 1995 to May 1999, and he became Vice President of Legal Affairs of VoiceStream in May 1999 following its spin-off from Western Wireless. VoiceStream was acquired by Deutsche Telekom in May 2001, when it became T-Mobile USA. Prior to joining Western Wireless, Mr. Miller was an attorney with the law firm of Lane Powell and began his law career as an attorney with the firm McCutchen, Doyle, Brown and Enersen. Mr. Miller serves on the Board of Directors of the Competitive Carriers Association and is a member of its Executive Committee. Mr. Miller received a Bachelor’s degree in Economics from the University of Washington and a Juris Doctor from Harvard Law School.

Larry L. Myers serves as our Executive Vice President, Human Resources. Mr. Myers is responsible for leading the human resources function that supports our employees across the country. Mr. Myers has also served as Executive Vice President of Human Resources and Chief People Officer of T-Mobile USA since June 2008. From January 2001 to May 2008, Mr. Myers served as senior vice president of human resources for Washington Group International, a corporation which provided integrated engineering, construction, and management services to businesses and governments around the world. Mr. Myers has more than 35 years of experience in human resources management. Mr. Myers received degrees in sociology and business administration from Idaho State University.

Neville R. Ray serves as our Executive Vice President and Chief Technology Officer. Mr. Ray joined T-Mobile USA, then VoiceStream, in April 2000 and since December 2010 has served as its Chief Technology Officer, responsible for the national management and development of the T-Mobile USA wireless network and the company’s IT services and operations. Prior to joining T-Mobile USA, from September 1996 to September 1999, Mr. Ray served as Network Vice President for Pacific Bell Mobile Services. He currently serves as Chairperson of 4G Americas, which promotes and facilitates the seamless deployment throughout the Americas of the 3GPP family of technologies, including HSPA, HSPA+, and LTE. He has also served as a member of the National Telecommunications and Information Administration’s Commerce Spectrum Management Advisory Committee and the Federal Communications Commission’s Communications Security, Reliability and Interoperability Council. Mr. Ray is an honors graduate of The City University of London and a member of the Institution of Electrical and Electronic Engineers and the Institution of Civil Engineers.

G. Michael (Mike) Sievert serves as our Chief Operating Officer. Mr. Sievert is responsible for guiding all customer-facing operations across the business, including marketing, sales and customer care for all of our direct and indirect channels and each of our brands. Mr. Sievert served as our Executive Vice President and Chief Marketing Officer from April 2013 to February 2015 and from November 2012 to April 2013, Mr. Sievert was Executive Vice President and Chief Marketing Officer of T-Mobile USA. Prior to joining T-Mobile USA, Mr. Sievert was an entrepreneur and investor involved with several Seattle area start-up companies, most recently serving as Chief Executive Officer of Discovery Bay Games, a maker of accessories and add-ons for tablet computers, from April 2012 to November 2012. From April 2009 to June 2011, he was Chief Commercial Officer at Clearwire Corporation, a broadband communications provider, responsible for all customer-facing operations. From February 2008 to January 2009, Mr. Sievert was co-founder and Chief Executive Officer of Switchbox Labs, Inc., a consumer technologies developer, leading up to its sale to Lenovo. He also served from January 2005 to February 2008 as Corporate Vice President of the worldwide Windows group at Microsoft Corporation, responsible for global product management and P&L performance for that unit. Prior to Microsoft, he served as Executive Vice President and Chief Marketing Officer at AT&T Wireless for three years. He also served as Chief Sales and Marketing Officer at E*TRADE Financial and began his career with management positions at Procter & Gamble and IBM. He has served on the boards of Rogers Wireless in Canada, Switch & Data Corporation, and a number of technology start-ups. Mr. Sievert received a Bachelor’s degree in Economics from the Wharton School at the University of Pennsylvania.

20

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Although ratification of the appointment of PricewaterhouseCoopers LLP by our stockholders is not required, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

Required Vote

Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015 requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment but is under no obligation to appoint a different independent registered public accounting firm.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for reviewing and, if appropriate, pre-approving all audit, audit-related and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee charter authorizes the Audit Committee to establish a policy and related procedures regarding the pre-approval of audit, audit-related and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chair of the Audit Committee, who is authorized to pre-approve services to be performed by our independent registered public accounting firm and the compensation to be paid for such services if it is impracticable to delay the review and approval of such services and compensation until the next regularly scheduled meeting of the Audit Committee, provided that in such case the Chair shall provide a report to the Audit Committee at its next regularly scheduled meeting of any services and compensation approved by the Chair pursuant to the delegated authority.

Audit and All Other Fees

PricewaterhouseCoopers LLP was paid the following fees for services rendered during fiscal years 2014 and 2013:

	2014 ($)	2013 ($)
Audit Fees (1)	6,993,000	6,499,000
Audit-Related Fees (2)	47,000	254,000
Tax Fees (3)	361,000	95,000
All Other Fees (4)	355,000	190,000
Total Fees	7,756,000	7,038,000

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

(2)

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of fees for permitted services other than those that meet the criteria above and include fees to assess mobile advertising for a joint venture and research subscriptions.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	21

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

Audit Committee Report

In the performance of its oversight responsibilities, the Audit Committee (1) reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the fiscal year ended December 31, 2014; (2) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees; (3) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and (4) discussed with the Company’s independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence.

Company management is responsible for the assessment and determination of risks associated with the Company’s business, financials, operations and contractual obligations. The Committee, together with the Board, is responsible for oversight of the Company’s management of risks. As part of its responsibilities for oversight of the Company’s management of risk, the Committee has reviewed and discussed the Company’s enterprise-wide risk assessment and the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

The Committee has discussed with the Company’s Internal Audit Department and its independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee regularly meets with the head of the Company’s Internal Audit Department and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal financial controls and the preparation of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm also is responsible for performing an independent audit of the effectiveness of the Company’s internal controls over financial reporting and issuing a report thereon. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. Based on the review and discussion and the representations made by management and the Company’s independent registered public accounting firm, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Audit Committee:

Srikant M. Datar, Chair

W. Michael Barnes

Kelvin R. Westbrook

The material contained in this Audit Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

The Board of Directors recommends that you vote

“FOR”

the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015.

22

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for the following 2014 executive officers (collectively, the “Named Executive Officers”):

•	John J. Legere, President and Chief Executive Officer

•	J. Braxton Carter, Executive Vice President and Chief Financial Officer

•	G. Michael Sievert, Chief Operating Officer(1)

•	James C. Alling, former Executive Vice President and Chief Operating Officer, T-Mobile Business(2)

•	Gary A. King, Executive Vice President and Chief Information Officer

(1)	Effective February 13, 2015, Mr. Sievert assumed the role of Chief Operating Officer. Previously, Mr. Sievert was the Company’s Executive Vice President and Chief Marketing Officer.

(2)	Mr. Alling resigned from the Company effective March 13, 2015.

T-Mobile Achieved a Record Year of Growth in 2014 and Delivered Strong Financial and Operational Performance

T-Mobile had an extraordinary year in 2014. We delivered a record year of growth in 2014 as our Un-carrier initiatives continued to resonate with consumers. Since launching Un-carrier in 2013, T-Mobile has transformed the wireless industry with consumer-friendly offers that resolve customer pain points and differentiate T-Mobile from the competition. We continued to deliver strong customer growth in 2014 and ended the year with more than 55 million total customers, reflecting total net customer additions of 8.3 million in 2014, an 89% increase from the prior year, making T-Mobile America’s fastest growing wireless company. The strong performance is underpinned by the Company’s network, which continued to expand at a breakneck pace. At the end of 2014, T-Mobile’s 4G LTE network covered 265 million people, exceeding our original year-end target of 250 million.

In addition to strong customer growth, T-Mobile delivered outstanding financial results. Service revenues in 2014 increased by 9.0% year-over-year, and total revenues increased by 13.1% year-over-year. Adjusted EBITDA amounted to $5.636 billion in 2014, up 6.0% year-over-year. Since the Business Combination, we have significantly grown TSR. From May 1, 2013 through March 31, 2015, T-Mobile TSR outpaced 17 of our 19 peer companies. Our stock price has increased by 92% from May 1, 2013 through March 31, 2015.

Our executive compensation program emphasizes pay-for-performance. As a result, our 2014 Named Executive Officer compensation reflects T-Mobile’s strong 2014 operational and financial performance.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	23

EXECUTIVE COMPENSATION

Executive Compensation Program

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent, reward business results and exceptional individual performance, and most importantly, maximize stockholder value. Our executive compensation program is competitive in the marketplace and highly incentive-based, with Company performance determining a significant portion of total compensation.

Key Features of our Executive Compensation Program

What we do	What we don’t do

Emphasis on pay for performance	No short-selling, hedging or pledging of Company securities

Independent compensation consultant	No excise tax gross ups

Minimum stock ownership guidelines	No special executive retirement program

Clawback policy to recapture incentive payments	No acceleration of compensation upon retirement

Use of multiple performance measures and caps on potential incentive payments	No single-trigger vesting of equity awards upon a change in control

Substantial majority of target total compensation is variable	No excessive perquisites

Use of executive compensation statements (“tally sheets”)

What We Pay and Why: Goals and Elements of Compensation

24

EXECUTIVE COMPENSATION

To promote a performance-based culture that further aligns the interests of management and stockholders, in 2014 the executive compensation program focused extensively on variable, performance-based compensation. As illustrated in the charts below, the substantial majority of our Named Executive Officers’ total compensation as reported in the 2014 Summary Compensation Table was in the form of variable compensation (short-term and long-term).

Factors Considered in Determining Executive Compensation

Compensation Consultant and Management

The Compensation Committee sets compensation levels based on the skills, experience and achievements of each executive officer, taking into account market analysis, input by its compensation consultant and the compensation recommendations of our Chief Executive Officer, except with respect to his own position. The Compensation Committee believes that input from both its independent consultant and our Chief Executive Officer provides useful information and points of view to assist the Compensation Committee in determining appropriate compensation.

Market Analysis

We use comparative executive officer compensation data publicly disclosed by a peer group of public companies in addition to compensation survey data to evaluate the competitiveness of our executive officer compensation and to guide the compensation for newly hired executive officers. We believe a competitive total compensation package is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead the Company and execute on our strategic business plan. In analyzing this information, we compare the executive compensation program as a whole and compare the pay of individual executives if we believe the positions are sufficiently similar to make meaningful comparisons. We do not target a specific percentile in the range of comparative data for each individual or for each component of compensation. In determining the amount of base salary, target incentive award and level of equity compensation for each Named Executive Officer, we review the comparative compensation data and consider each executive’s level of responsibility, prior experience, past job performance, contribution to the Company’s success and results achieved. The Compensation Committee exercises its business judgment and discretion and does not apply formulas or assign these factors specific mathematical weights.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	25

EXECUTIVE COMPENSATION

Executive Compensation Peer Group

Our 19 company peer group for 2014 was selected based on similarity to us in terms of relative size based on revenue and market capitalization, industry and the ability to compete with us for talent at the executive officer level.

Analysis of Executive Officer Compensation

Base Salary

The Compensation Committee reviewed the base salaries of our Named Executive Officers based on a market analysis prepared by management and reviewed by the Committee’s independent compensation consultant, and determined that no adjustments would be made for 2014. Base salaries for Messrs. Legere, Carter and Sievert were established prior to the Business Combination through negotiated employment agreements or term sheet and Mr. King’s base salary was set at the time of hire.

The following table shows the 2014 base salary of each Named Executive Officer.

Officer	Base Salary ($)
John J. Legere	1,250,000
J. Braxton Carter	650,000
G. Michael Sievert	550,000
James C. Alling	600,000
Gary A. King	500,000

26

EXECUTIVE COMPENSATION

Annual Short-Term Incentives

Our executive officers are eligible for annual cash-based short-term incentives under the 2013 Omnibus Incentive Plan. The Compensation Committee sets the values of the short-term incentive award opportunities as a percentage of an executive’s base salary. These award opportunities are established at threshold, target and maximum levels. The maximum level for each metric is capped at 200% of target. The 2014 short-term incentive plan (the “2014 STIP”) awards for executive officers, including the Named Executive Officers, were based entirely on Company performance, which was measured by: Total Service Revenue, Branded Net Adds, Adjusted

EBITDA, and Operating Free Cash Flow. Adjusted EBITDA and Operating Free Cash Flow are non-GAAP measures. Please see Appendix B for more information. These measures were aligned with the operational objectives of the Company’s business. A minimum threshold had to be achieved on at least one of the metrics to generate awards. If none of the minimum performance thresholds had been achieved, no awards would have been paid. If the minimum threshold for any metric was achieved, then the results were applied to the participants’ target awards.

Metric	Weight	Minimum Performance (In millions)	Target Performance (In millions)	Maximum Performance (In millions)	Actual Performance (In millions)
Total Service Revenue	30%	$21,003	$21,866	$22,441	$22,375
Branded Net Adds	30%	1.02	2.64	3.66	6.13
Adjusted EBITDA	20%	$5,520	$6,000	$6,320	$5,636
Operating Free Cash Flow	20%	$926	$1,226	$1,376	$1,298

Overall performance under the 2014 STIP was achieved at 155% of target. The following table shows the payouts under the 2014 STIP of each Named Executive Officer.

Officer	Base Salary ($)	Target 2014 STIP Percent (as a % of Base Salary)	Target 2014 STIP Value ($)	Company Attainment	Total 2014 STIP Payout Value ($)
John J. Legere	1,250,000	120%	1,500,000	155%	2,325,000
J. Braxton Carter	650,000	100%	650,000	155%	1,007,500
G. Michael Sievert	550,000	85%	467,500	155%	724,625
James C. Alling	600,000	100%	600,000	155%	930,000
Gary A. King (1)	488,462	75%	366,346	155%	567,837
(1)	Reflects actual earnings for 2014. Mr. King’s annualized 2014 base salary was $500,000.

Long-Term Incentives

We grant our executive officers long-term incentive compensation in the form of performance-based RSUs and time-based RSUs under the 2013 Omnibus Incentive Plan.

In connection with the Business Combination, the Company granted a one-time “Founders Grant” designed to give executives and employees at all levels an ownership stake in the Company and to align their interests with those of our stockholders. For retention and incentive purposes, the Founders Grant made in June 2013 to the Named Executive Officers had longer vesting periods for time-based RSUs and a higher target value than were anticipated for future annual equity grants and was in lieu of the 2014 annual grant. It was contemplated at the time, however, that targeted interim supplemental equity awards may be made in 2014 to retain high-performing leaders, reward exceptional performance or recognize expanded responsibility.

The following supplemental equity awards were granted to Named Executive Officers in 2014.

Mr. Legere.     To reward exceptional performance and incentivize continued strong performance, Mr. Legere received a performance-based RSU award in December 2014 with a target value of $12 million, of which $4 million is based on achievement of an operating free cash flow goal (the “OFCF RSUs”) and $8 million is based on Relative TSR (the “RTSR RSUs”).

The OFCF RSUs may be earned based on achievement of an operating free cash flow goal over a measurement period from January 1, 2015 through December 31, 2015, and may be earned from 0% to 200% of target based on attainment of threshold, target and maximum performance. Any earned RSUs will be subject to time-vesting based on continued service through December 31, 2016. The Compensation Committee selected operating free cash flow because it provides a direct correlation between potential payouts and the Company’s 2015 focus on balancing growth with profitability.

The RTSR RSUs may be earned based on the relative performance of the Company’s TSR compared to the TSR of companies that constitute our peer group over a measurement period from January 1, 2015 through December 31, 2016. The Compensation Committee selected relative TSR because it provides a direct correlation between potential payouts and future stock performance, delivering strong objective alignment between Mr. Legere and our stockholders.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	27

EXECUTIVE COMPENSATION

RTSR RSU achievement can range from 0% to 200% of target based on relative performance and is determined by multiplying the target number of performance-based RSUs by an adjustment percentage based on the TSR percentile performance of the Company relative to our peer group, as follows:

RTSR Percentile Ranking	Adjustment Percentage
Below 25th percentile	0%
25th percentile	25%
50th percentile	100%
75th percentile	125%
100th percentile	200%

The Adjustment Percentage will be interpolated on a linear basis, except that the Adjustment Percentage will equal 0% for a ranking below the 25th percentile.

Mr. Sievert.     To recognize his role and impact in transforming the Company under the Un-carrier initiatives, and to bring his long-term incentive value to a level consistent with our other comparable executive officers, Mr. Sievert received a time-based RSU award in June 2014 with a target value of $1 million, which vests in three equal annual installments beginning on June 5, 2015.

Mr. King.    Mr. King joined the Company in December 2013 as Executive Vice President and Chief Information Officer. As part of his new hire compensation package, Mr. King received (i) a 2014 time-based RSU award with a target value of $546,875, which vests over a three year period beginning on February 25, 2015 and (ii) a 2014 performance-based RSU award with a target value of $546,875, which has the same performance periods and measures as the Founders Grant.

Perquisites

We generally do not have perquisites for any executive officer, including the Named Executive Officers, beyond what all other employees may be eligible for, other than relocation benefits.

Comprehensive Benefits Package

We provide a competitive benefits package to all full-time employees, including the Named Executive Officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits and a 401(k) savings plan. We provide a non-qualified deferred compensation plan under which eligible participants may defer up to 75% of their base salary and 100% of their short-term incentive and long-term cash incentive as well as RSUs. We do not provide any employer matching or discretionary allocations under the non-qualified deferred compensation plan.

Severance and Change-in-Control Benefits

We provide severance pay and other benefits to executive officers, including the Named Executive Officers, whose employment is terminated, including through involuntary termination by us without cause or due to corporate restructuring, and, in some cases, voluntary termination by the executive for good reason. These arrangements provide security of transition income and benefit replacement that allow such executives to focus on our prospective business priorities that create value for stockholders. We believe the level of severance and benefits provided by these arrangements is consistent with the practices of our peer group and is necessary to attract and retain key employees. These benefits are provided pursuant to our Severance Guidelines, Executive Continuity Plan and 2013 Omnibus Incentive Plan and award agreements and, for Messrs. Legere, Carter and Sievert, pursuant to written agreements. These arrangements do not include any gross up for excise taxes imposed as a result of severance or other payments deemed made in connection with a change in control. The potential payments and benefits available under these arrangements are discussed further under “— Potential Payments upon Termination or in Connection with a Change in Control.”

Other Matters

Tax Considerations

Section 162(m) of the Code generally disallows an income tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Compensation that qualifies as “performance-based” or satisfies another exception is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. While the Compensation Committee considers tax and accounting consequences in developing and implementing our executive compensation program, the Committee believes it should retain flexibility in awarding compensation to our Named Executive Officers and thus has not adopted a policy that all compensation must be deductible for federal income tax purposes.

28

EXECUTIVE COMPENSATION

Securities Trading Policy

Our insider trading policy prohibits our directors and employees from trading in our securities during certain designated blackout periods and otherwise while they are aware of material non-public information, and from engaging in hedging transactions or short sales and trading in puts and calls with respect to our securities. The policy also prohibits holding our securities in a margin account or pledging our securities as collateral for a loan.

Clawback Provisions

In 2014, the Compensation Committee adopted a policy of recoupment of compensation in certain circumstances. The policy provides that in the event the Company issues a restatement of its financial statements due to its material noncompliance with financial reporting requirements under U.S. securities laws, the Company will, to the extent permitted by governing law, require reimbursement from current and former executive officers for incentive compensation received at any time during the three-year period preceding the date on which the Company is required to prepare the accounting restatement if a lower payment would have occurred based on the restated results, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. The policy is administered by the

Section 16 Subcommittee, which may consider whether seeking recovery would be in the best interests of the Company, including the costs and benefits of seeking recovery and whether doing so may prejudice the interests of the Company, including in any related proceeding or investigation. All awards granted under the 2013 Omnibus Incentive Plan are subject to the requirements of Section 954 of the Dodd-Frank Act regarding the recovery of erroneously awarded compensation, as well as any implementing rules and regulations under the Dodd-Frank Act, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies that may be adopted from time to time by the Company.

Stock Ownership Guidelines and Broad-based Stock Ownership

Under our stock ownership guidelines for executive officers, each executive officer is expected to acquire and maintain ownership of our common stock equal in value to a specified multiple of the executive officer’s base salary measured as of May 1, 2013, for executives in office on that date, and as of the date the executive takes office for executives hired after that date. The multiple for our Chief Executive Officer is five times base salary and the multiple for our other executive officers is three times base salary. Each executive officer is expected to meet the ownership guidelines within the later of five years from the date we adopted the policy and the date on which he or she became an executive officer, and is expected to retain at least 50% of the net shares of common stock acquired through equity awards granted after the Business Combination until the ownership thresholds are met.

We believe that all employees should have a stake in the Company’s performance. Therefore, we implemented a Company-wide annual equity award program. Our Board also approved an Employee Stock Purchase Plan (“ESPP”) to provide employees with a cost-effective vehicle to purchase stock and we are asking stockholders to approve the ESPP as further described in Proposal 3.

Equity Granting Practices

The Compensation Committee has adopted an equity grant policy pursuant to which the Compensation Committee (or a subcommittee) approves annual grants to executive officers and other members of the executive leadership team at a specified time. In addition to the annual grants, equity awards may be granted on a quarterly basis to new hires. We may also grant supplemental equity awards from time to time to retain high-performing leaders, reward exceptional performance or recognize expanded responsibility. The Compensation Committee has delegated authority to the Company’s Executive Vice President, Human Resources, subject to certain terms and limitations as established by the Committee, to make awards to employees who are not Section 16 officers.

Results of Stockholder Advisory Approval of Named Executive Officer Compensation

At the 2014 Annual Meeting of Stockholders, stockholders were asked to approve, on an advisory basis, the Named Executive Officer compensation for 2013 as reported in the proxy statement. This say-on-pay proposal was approved by over 97% of the shares present and entitled to vote.

The Compensation Committee considered the results of the 2014 advisory vote along with stockholder input and other factors discussed in this CD&A and concluded that no changes to our compensation policies and practices were warranted in response to the stockholder advisory vote.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Company management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into the 2014 Form 10-K.

The Compensation Committee:

Teresa A. Taylor, Chair

W. Michael Barnes

Thomas Dannenfeldt

Lawrence H. Guffey

Raphael Kübler

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	29

EXECUTIVE COMPENSATION

Executive Compensation Tables

2014 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2014, 2013 and 2012 earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers who were serving as executive officers at the end of 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
John J. Legere	2014	1,250,000	—		10,658,668	—	6,658,333	—		18,567,001
President and Chief Executive Officer	2013	1,250,000	525,000		22,500,050	—	4,833,333	137,325		29,245,708

J. Braxton Carter	2014	650,000	—		—	—	1,424,167	10,400	(3)	2,084,567
Executive Vice President and Chief Financial Officer	2013	605,426	—		9,493,794	931,855	1,701,747	99,997		12,832,819
	2012	538,000	—		907,250	1,042,879	481,700	2,500		2,972,329
G. Michael Sievert (4)	2014	550,000	—		1,022,919	—	1,063,792	10,400	(3)	2,647,111
Chief Operating Officer
James C. Alling (5)	2014	600,000	—		—	—	2,056,667	10,400	(3)	2,667,067
Former Executive Vice President and Chief Operating Officer, T-Mobile Business	2013	630,769	1,400,000		6,323,980	—	2,604,871	10,423		10,970,043
Gary A. King (6)	2014	488,462	300,000	(7)	1,432,725	—	567,837	23,623	(8)	2,812,647
Executive Vice President and Chief Information Officer

(1)

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. For stock awards granted after the Business Combination, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a summary of the assumptions we apply in calculating these amounts. The aggregate grant date fair value includes the probable value of the performance-based RSUs granted to Messrs. Legere and King in 2014. The aggregate grant date fair value assuming maximum performance would be as follows: Mr. Legere, $21,317,336 and Mr. King, $1,796,258.

(2)

Consists of (a) payouts of annual short-term incentive awards and (b) payouts of long-term incentive awards granted under the legacy T-Mobile USA LTIP* (before taking into account any elective deferrals of such compensation). The 2014 payouts are as follows:

Name	T-Mobile 2014 STIP ($)	Legacy T-Mobile USA LTIP ($)
John J. Legere	2,325,000	4,333,333
J. Braxton Carter	1,007,500	416,667
G. Michael Sievert	724,625	339,167
James C. Alling	930,000	1,126,667
Gary A. King	567,837	—
*

The legacy T-Mobile USA Long-Term Incentive Plan (the “legacy T-Mobile USA LTIP”) consisted of cash awards because T-Mobile USA was a wholly-owned subsidiary of Deutsche Telekom at the time the legacy T-Mobile USA LTIP was adopted. Executives received performance awards (with a three-year performance period) based on Company goals. To the extent earned, half of each performance award vested in three equal annual tranches beginning with the end of the first year of the performance period, with the other half of the award cliff vesting at the end of the three-year performance period. In 2014, two cycles of legacy T-Mobile USA LTIP awards were outstanding. As a result of the Business Combination, outstanding awards continue to vest as scheduled with both tranche and cliff portions paying at the end of the respective performance periods, subject to continued employment, with the amount of payment fixed at 100% of target. Final payout of the legacy T-Mobile USA LTIP will occur in February 2016. Non-Equity Incentive Plan Compensation includes amounts deferred at the Named Executive Officer’s election.

(3)	Includes $10,400 in matching contributions to the Company’s 401(k) plan.

(4)	Effective February 13, 2015, Mr. Sievert assumed the role of Chief Operating Officer. Previously, Mr. Sievert was the Company’s Executive Vice President and Chief Marketing Officer.

(5)	Mr. Alling resigned from the Company effective March 13, 2015.

(6)	Mr. King became our Executive Vice President and Chief Information Officer in December 2013.

(7)	Consists of a sign-on bonus for Mr. King.

(8)	Includes $14,873 in relocation assistance and $8,750 in matching contributions to the Company’s 401(k) plan.

30

EXECUTIVE COMPENSATION

2014 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2014 to the Named Executive Officers.

Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (3) ($)
				Threshold ($)	Target (1) ($)	Maximum (1) ($)	Threshold (#)	Target (2) (#)	Maximum (2) (#)
John J. Legere	STIP			—	1,500,000	3,000,000	—	—	—	—	—
	PRSU	12/16/2014	12/16/2014	—	—	—	—	424,479	848,958	—	10,658,668
J. Braxton Carter	STIP			—	650,000	1,300,000	—	—	—	—	—
G. Michael Sievert	STIP			—	467,500	935,000	—	—	—	—	—
	RSU	6/5/2014	6/5/2014	—	—	—	—	—	—	30,544	1,022,919
James C. Alling	STIP			—	600,000	1,200,000	—	—	—	—	—
Gary A. King	STIP			—	366,346	732,692	—	—	—	—	—
	PRSU	2/25/2014	2/12/2014	—	—	—	—	17,545	35,090	—	898,129
	RSU	2/25/2014	2/12/2014	—	—	—	—	—	—	17,545	534,596
(1)

Represents the target and maximum amounts of annual cash incentive compensation that might have been paid to each Named Executive Officer for performance under the 2014 STIP. The actual amounts paid for 2014 are shown in footnote (2) to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Represents the target and maximum number of shares that might be paid to Messrs. Legere and King pursuant to performance-based RSU awards.

(3)

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. For stock awards granted after the Business Combination, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a summary of the assumptions we apply in calculating these amounts.

Employment Arrangements

Employment Agreement with Mr. Legere.    The Company entered into an employment agreement with Mr. Legere effective September 22, 2012 (which was amended on October 23, 2013 and February 25, 2015) providing for his employment as Chief Executive Officer and his appointment to the Board of Directors. The initial term of the agreement ends on September 22, 2017 and automatically extends for successive one-year terms. Either the Company or Mr. Legere may give notice that the term will not be extended. Pursuant to the amendment entered into on February 25, 2015, Mr. Legere is entitled (effective January 1, 2015) to a minimum (i) annual base salary of $1,500,000 (ii) annual incentive plan target award of $3,000,000 (with a maximum award equal to 200% of target) and (iii) annual long-term incentive plan target award of $12,000,000. Previously, Mr. Legere’s employment agreement provided that he would receive a minimum (i) annual base salary of $1,250,000 (ii) annual incentive plan target award of $1,500,000 (with a maximum award equal to 200% of target) and (iii) annual long-term incentive plan target award of $6,000,000.

Term Sheet with Mr. Carter.    Effective May 1, 2013, Mr. Carter entered into a term sheet with the Company that provides for an annual base salary of $650,000 and eligibility to receive an annual bonus for 2014 equal to 100% of base salary and a long-term incentive award for 2014 with a target value of 250% of total target cash compensation.

Term Sheet with Mr. Sievert.    Effective January 1, 2015, the Company entered into a term sheet pursuant to which Mr. Sievert will receive an (i) annual base salary of $800,000, (ii) annual incentive plan target of 100% of his base salary and (iii) an annual long-term incentive plan target of 250% of his total target cash compensation. Previously, Mr. Sievert had a term sheet stating that he would receive an (i) annual base salary of $550,000, (ii) annual incentive plan target of 85% of his base salary and (iii) an annual long-term incentive plan target of 200% of his total target cash compensation.

See “— Potential Payments upon Termination or in Connection with a Change in Control.” for information regarding payments payable upon termination of employment of the Named Executive Officers.

Cash and Incentive Compensation

Non-Equity Incentive Plan Awards.    The Summary Compensation Table includes payments received under the 2014 STIP, as well as payments under the legacy T-Mobile USA LTIP that were paid at 100% of target with respect to performance periods ended in 2013 and 2014. For Mr. Carter, the Summary Compensation Table also includes payments under the legacy MetroPCS short-term incentive plan for 2013. The 2014 Grants of Plan-Based Awards Table includes awards granted under the 2014 STIP.

Equity Incentive Plan Awards.    Mr. Legere received a performance-based RSU award in 2014 that vests one-third based on achievement of an Operating Free Cash Flow goal over a measurement period ending December 31, 2015 and further time vesting based on continued service through December 31, 2016, and two-thirds based on the relative performance of the Company’s TSR compared to that of the peer group over a measurement period ending on December 31, 2016. Mr. Sievert received an RSU award in 2014 that vests in three annual installments beginning one year after the date of grant. See “— Long-Term Incentives” above.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	31

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2014 Fiscal Year-End Table

The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2014.

			Option Awards					Stock Awards
Name	Type		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise	Option	Value of Unexercised In-the- Money Options/ SARs at Fiscal	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
	of Award	Grant Date	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date	Year-End ($) (6)	Vested (#)	Vested ($) (7)	Vested (#)	Not Vested ($) (7)
John J. Legere	PRSU	12/16/2014 (1)	—	—	—	—	—	—	—	282,986	7,623,643
	PRSU	12/16/2014 (2)	—	—	—	—	—	—	—	141,493	3,811,821
	PRSU	6/10/2013 (3)	—	—	—	—	—	—	—	453,996	12,230,652
	RSU	6/10/2013 (4)	—	—	—	—	—	272,398	7,338,402	—	—
J. Braxton Carter	PRSU	6/10/2013 (3)	—	—	—	—	—	—	—	147,549	3,974,970
	RSU	6/10/2013 (4)	—	—	—	—	—	147,549	3,974,970	—	—
	Option	2/5/2013 (5)	95,000	—	11.49	2/5/2023	1,467,750	—	—	—	—
	Option	2/7/2012 (5)	54,000	—	11.01	2/7/2022	860,220	—	—	—	—
	Option	2/28/2011 (5)	105,000	—	20.71	2/28/2021	654,150	—	—	—	—
	Option	3/4/2009 (5)	90,000	—	20.77	3/4/2019	555,300	—	—	—	—
	Option	3/7/2008 (5)	125,000	—	24.31	3/7/2018	328,750	—	—	—	—
	Option	4/18/2007 (5)	145,500	—	37.91	4/18/2017	—	—	—	—	—
	Option	12/22/2006 (5)	47,300	—	14.57	12/22/2016	585,101	—	—	—	—
G. Michael Sievert	RSU	6/5/2014 (4)	—	—	—	—	—	30,544	822,855	—	—
	PRSU	6/10/2013 (3)	—	—	—	—	—	—	—	92,389	2,488,960
	RSU	6/10/2013 (4)	—	—	—	—	—	92,389	2,488,960	—	—
James C. Alling	PRSU	6/10/2013 (3)	—	—	—	—	—	—	—	108,959	2,935,355
	RSU	6/10/2013 (4)	—	—	—	—	—	108,959	2,935,355	—	—
Gary A. King	PRSU	2/25/2014 (3)	—	—	—	—	—	—	—	17,545	472,662
	RSU	2/25/2014 (4)	—	—	—	—	—	17,545	472,662	—	—
(1)

Performance-based RSUs (“PRSU” in the table above) vest based on the relative performance of the Company’s TSR compared to that of the peer group over a measurement period from January 1, 2015 to December 31, 2016.

(2)

PRSUs may be earned based on the operating free cash flow for the period from January 1, 2015 through December 31, 2015 and earned PRSUs are then subject to time-based vesting on continued service through December 31, 2016.

(3)	PRSUs vest based on the relative performance of the Company’s TSR compared to that of the peer group over a measurement period from May 1, 2013 to December 31, 2015.

(4)	RSUs vest in annual installments with respect to 1/3 of the shares on February 25 of each of the three calendar years following the calendar year in which the grant occurred.

(5)	In connection with the consummation of the Business Combination, all outstanding stock options held by Mr. Carter automatically vested and became exercisable effective April 30, 2013.

(6)	Calculated based on the difference between the applicable stock option exercise price and the closing price of our common stock on December 31, 2014 of $26.94 per share.

(7)

Calculated based on the number of PRSUs that may be earned upon achievement of target performance or number of RSUs, as applicable, multiplied by the closing price of our common stock on December 31, 2014 of $26.94 per share.

Option Exercises and Stock Vested for Fiscal Year 2014 Table

The following table sets forth certain information with respect to option exercises and restricted stock vesting during the fiscal year ended December 31, 2014 with respect to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John J. Legere	—	—	—	—
J. Braxton Carter	46,400	892,206	—	—
G. Michael Sievert	—	—	—	—
James C. Alling	—	—	—	—
Gary A. King	—	—	—	—

32

EXECUTIVE COMPENSATION

2014 Non-Qualified Deferred Compensation

All of the Named Executive Officers are eligible to participate in the Company’s non-qualified deferred compensation plan (the “Deferred Compensation Plan”). However, only Mr. Carter has elected to do so. Under the terms of the Deferred Compensation Plan, participants are eligible to defer up to 75% of their base salary, 100% of their annual incentive compensation and 100% of RSU awards (beginning in 2015). All amounts attributable to participant deferrals under the Deferred Compensation Plan are fully vested at all times. We did not provide any employer matching or discretionary allocations under the Deferred Compensation Plan for 2014.

Participants choose how their deferrals (and their account balances) will be allocated among the national investment funds available under the Deferred Compensation Plan. For 2014 there were 16 funds for deferral of base salary and incentive compensation, which did not include a Company stock fund. Any deferred RSUs would be credited to a Company stock fund.

A participant’s account balances under the Deferred Compensation Plan will be distributed in a lump-sum distribution when the participant terminates employment, unless termination is due to retirement or disability, in which case the participant can elect annual installments over two to fifteen years. For this purpose, “retirement” means termination of employment on or after either (i) the date on which the sum of the participant’s age and years of service equals 65 or (ii) the date on which the participant completes ten years of service. Participants may also elect to have amounts attributable to their deferrals for a particular year distributed (or commence to be distributed) as of a specified date in a lump sum or in annual installments over two to five years, even if they are still employed by the Company on that date. Generally, the specified date for base salary and incentive compensation distribution may not be earlier than the first day of the second year beginning after the year in which such amounts are deferred and for RSUs may not be earlier than the first day of the fourth year beginning after the year in which such amounts are deferred.

If a participant’s employment with the Company terminates prior to the in-service distribution date specified by the participant, then any portions of the participant’s account balances that are subject to specified distribution date elections will be distributed upon termination of employment, as described above. If a participant dies before his or her entire interest under the Deferred Compensation Plan has been distributed, his or her remaining interest will be distributed in a lump sum to his or her beneficiary.

If a participant’s employment terminates within 24 months following a change in control (as defined in the Company’s 2013 Omnibus Incentive Plan), then all amounts credited to his accounts under the Deferred Compensation Plan will be paid to the participant in a lump sum within 90 days after such termination. Similarly, if a change in control occurs after a participant retires or becomes disabled, any undistributed amounts remaining in such participant’s accounts under the Deferred Compensation Plan will be distributed in a lump sum within 90 days after the change in control. Notwithstanding the foregoing, if a participant is a “specified employee” for purposes of Section 409A of the Code at the time his or her employment with the Company terminates, then distributions on account of termination of employment will not be made (or commence to be made) prior to the earlier of the participant’s death or the six-month anniversary of the participant’s termination of employment. Each of the Named Executive Officers is a specified employee for this purpose. Distributions are made in cash or stock, as applicable.

The following table shows the contributions, earnings and the aggregate balance of total deferrals as of December 31, 2014.

Name	Executive Contributions in Last Fiscal Year (1)($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
John J. Legere	—	—	—
J. Braxton Carter	467,500	12,007	479,507
G. Michael Sievert	—	—	—
James C. Alling	—	—	—
Gary A. King	—	—	—
(1)

The amounts listed in this column are also included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2014. Amounts included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for Mr. Carter in 2013 were $467,500.

Potential Payments upon Termination or in Connection with a Change in Control

The following describes and quantifies the estimated amount of potential incremental payments and benefits that would be provided to each of our current Named Executive Officers under the Company’s compensation plans and agreements in the event of a termination of employment or change in control of the Company. The amounts shown assume that the termination was effective as of December 31, 2014 and that the price of our common stock as of termination was the closing price of $26.94 on December 31, 2014. The actual amounts can be determined only following the officer’s termination and the conclusion of all relevant incentive plan performance periods. If an executive officer voluntarily leaves the Company, the executive officer is not entitled to any severance compensation.

Mr. Legere’s Employment Agreement.    Mr. Legere’s employment agreement provides for the following termination benefits.

Upon termination by us without “cause” or by Mr. Legere for “good reason” not in connection with a change in control, he will receive: (i) a lump-sum cash payment equal to two times the sum of his annual base salary and then-current target annual incentive award; (ii) his annual incentive award from the preceding fiscal year that remains unpaid; (iii) a prorated portion of his annual performance bonus for the current fiscal year, based on the Company’s actual performance results; (iv) any unpaid, but earned, tranche or cliff vesting legacy T-Mobile USA LTIP awards; (v) the portion of any outstanding legacy T-Mobile USA LTIP awards that vest in annual tranches, at target and prorated over the one-year vesting period; and (vi) the portion of any outstanding legacy T-Mobile USA LTIP awards that cliff vest at the end of the three-year vesting period, at target for the current year and prorated over the three-year vesting period.

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EXECUTIVE COMPENSATION

Upon termination by the Company without cause or by Mr. Legere for good reason within a period beginning three months prior to the entering into of an agreement that leads to a change in control and ending on the second anniversary of the change in control, Mr. Legere would receive, in addition to the benefits described in the preceding paragraph, the difference between the full amount, at target, of any outstanding legacy T-Mobile USA LTIP awards that he has not yet earned, and the amounts described in subsections (v) and (vi) of the preceding paragraph. See “— 2013 Omnibus Incentive Plan” below for the treatment of Mr. Legere’s RSUs.

“Good reason” is defined as any of the following:

•

a material diminution in base compensation, annual performance bonus target, or long-term incentive target or in the maximum potential amount payable with respect to any annual bonus or long-term incentive bonus award provided for under his employment agreement;

•

a material diminution in authority, duties or responsibilities, including, without limitation, any change in title or the appointment of any person as a result of which Mr. Legere ceases to be the Company’s sole Chief Executive Officer, provided that it will not be good reason if, in connection with a change in control, Mr. Legere reports to the Board of Directors rather than the Chairman of the Board;

•

a material diminution in the authority, duties or responsibilities of the supervisor to whom Mr. Legere is required to report (including a requirement that he report to a corporate officer or employee instead of reporting directly to the Chairman of the Board);

•	a change of 50 miles or greater in the principal geographic location at which he must perform services; or

•

any other action or inaction that constitutes a material breach by the Company or the successor company, as applicable, of any agreement under which Mr. Legere provides services to the Company or the successor company, as applicable.

“Cause” has generally the same definition as in the Executive Continuity Plan, discussed below, except that the employment agreement’s definition also includes breach of a nonsolicitation covenant as well as unlawful discrimination, harassment, or retaliation, assault or other violent act toward any employee or third party, or other act or omission that, in each case, in the view of the Board of Directors constitutes a material breach of the Company’s written policies or code of business conduct.

“Change in control” has the same definition as in the 2013 Omnibus Incentive Plan, discussed below.

Mr. Sievert’s Term Sheet.    Mr. Sievert’s term sheet provides that he is entitled to two times the sum of his base salary and annual incentive plan target in the event he is terminated without cause or constructively discharged.

“Cause” generally has the same definition as in the Executive Continuity Plan, discussed below.

“Constructive discharge” has generally the same definition as “constructive termination” in the Executive Continuity Plan, discussed below, except that the definition of “constructive discharge” in the term sheet also includes a change in reporting relationship such that Mr. Sievert reports to anyone below the CEO level as an additional condition.

Executive Severance Benefit Guidelines.    Under the Company’s 2014 Executive Severance Benefit Guidelines (“Severance Guidelines”), if as a result of a corporate restructuring or business combination in which an executive is terminated or resigns after being offered a new position that would:

•	result in a greater than 5% reduction in total compensation, or

•	require a move to a work location more than 50 miles from the executive’s current work location the executive may be considered for the following benefits: (i) a cash payment of two times total target cash (composed of annual salary and target annual bonus); (ii) a prorated portion of the annual short-term incentive for the current fiscal year, based on the Company’s actual performance results; (iii) COBRA benefit payments for up to 12 months; (iv) 12 months of executive outplacement services valued at $7,750; (v) an amount equal to the tranche of each legacy T-Mobile USA LTIP award that would have vested at the end of the year in which the separation occurs, prorated at target by the ratio of the number of days in the tranche year preceding the date of the separation to the number of days in the tranche year; and (vi) an amount equal to the cliff-vesting portion of each legacy T-Mobile USA LTIP award prorated at target by the ratio of the number of days in the performance period preceding the date of the separation to the total number of days in the entire performance period.

Executive Continuity Plan. The Company’s Executive Continuity Plan provides that our Named Executive Officers who are terminated within the period of 24 months following a change in control by the Company without cause or by the participant as the result of a constructive termination or for good reason are entitled to receive two times the sum of the executive’s base salary plus the greater of the executive’s target annual bonus percentage (i) at the time of termination or (ii) immediately prior to the change in control.

“Cause” is defined in the Executive Continuity Plan as any one of the following:

•	the participant’s gross neglect or willful material breach of participant’s principal employment responsibilities or duties;

•

a final judicial adjudication that the participant is guilty of any felony (other than a law, rule or regulation relating to a traffic violation or other similar offense that has no material adverse effect on the Company or any of its affiliates);

•	the participant’s breach of any non-competition or confidentiality covenant between the participant and the Company or any affiliate of the Company;

•	fraudulent conduct, as determined by a court of competent jurisdiction, in the course of the participant’s employment with the Company or any of its affiliates; and

•

the material breach by the participant of any other obligation which continues uncured for a period of 30 days after notice thereof by the Company or any of its affiliates and which is demonstrably injurious to the Company or its affiliates.

For the Named Executive Officers, other than Mr. Legere, “constructive termination” or “good reason” means the occurrence, after a change in control, of any of the following conditions:

•	a material diminution in the participant’s duties, authority or responsibilities;

•

a material reduction in the participant’s base salary, target short-term incentive opportunity, or target long-term incentive opportunity as in effect immediately prior to the change in control, except for across-the-board salary reductions based on the Company’s and its subsidiaries’ financial performance similarly affecting all or substantially all management employees of the Company and its subsidiaries;

34

EXECUTIVE COMPENSATION

•

a material reduction in the kind or level of qualified retirement and welfare employee benefits from the like kind benefits to which the participant was entitled immediately prior to a change in control with the result that the participant’s overall benefits package is materially reduced without similar action occurring to other eligible comparably situated employees;

•

the relocation of the office at which the participant was principally employed immediately prior to a change in control to a location more than 50 miles from the location of such office, or the participant being required to be based anywhere other than such office, except to the extent the participant was not previously assigned to a principal location and except for required travel on business to an extent substantially consistent with the participant’s business travel obligations at the time of the change in control; or

•	such other event, if any, as is set forth in the participant’s agreement regarding executive continuity benefits.

For Mr. Legere, “good reason” has the same definition as in his employment agreement described above.

“Change in control” in the Executive Continuity Plan has the same definition as in the 2013 Omnibus Incentive Plan.

The cash severance payments pursuant to the above-described severance plans or agreements will be reduced by any cash severance payments otherwise required to be provided to a participant pursuant to any other severance plans or agreements, except that any rights or payments pursuant to the 2013 Omnibus Incentive Plan or any other long-term incentive plan or bonus plan will not reduce any such cash severance payments.

2013  Omnibus Incentive Plan.    Under the terms of the 2013 Omnibus Incentive Plan and the award agreements applicable to our Named Executive Officers, in the event of a change in control in which outstanding awards are assumed, converted or replaced by the resulting entity, all time-based RSUs will become fully vested, and all performance-based RSUs will be deemed to be satisfied and paid at the greater of target or actual performance determined as of the last trading day prior to the change in control (without proration) if, on or after the change in control and within one year after the change in control, the participant’s employment or service is terminated by the Company other than for cause or by the participant for good reason. In the event of a change in control in which outstanding awards are not assumed, converted or replaced by the resulting entity, all time-based RSUs will become vested, and all performance-based RSUs will be deemed to be satisfied and paid at the greater of target or actual performance as of the last trading day prior to the change in control prorated up to and including the date of the change in control.

The award agreements under the 2013 Omnibus Incentive Plan also provide that, in the case of death or total and permanent disability, any unearned time-based RSUs become immediately earned and vested and any performance-based RSUs will be paid at target as of the date of the executive’s separation from service.

For our Named Executive Officers, other than Mr. Legere, under the terms of the 2013 Omnibus Incentive Plan and the applicable award agreements, in the event of a termination of employment in connection with a workforce reduction or divestiture, time-based RSUs that are scheduled to vest at the next scheduled vesting date will become earned and vested immediately. For performance-based RSUs, the number of performance adjusted units would be determined after the end of the performance period and multiplied by the pro rata fraction (as defined below).

“Pro rata fraction” is defined as a fraction, the numerator of which is the number of days from the grant date of the award to the date of separation from service and the denominator of which is the number of days from the grant date through the end of the performance period.

“Divestiture” is defined as a separation from service as the result of a divestiture or sale of a business unit.

“Workforce reduction” is defined as the executive’s separation from service as a result of a reduction in force, realignment or similar measure.

Mr. Legere’s award agreements also provide that if he is terminated by the Company other than for cause, or if he leaves for good reason, he would be entitled to any unearned time-based RSUs scheduled to vest on the next vesting date. The number of performance-based RSUs will be determined following the end of the performance period and multiplied by the pro rata fraction, as defined above.

Mr. Legere’s award agreements provide that, from the period following a change in control but before the first anniversary of the change in control, upon termination other than for cause or for separation for good reason, any unearned time-based RSUs will become immediately earned and vested and any performance-based RSUs will become immediately earned and vested as of the date of such separation from service at the greater of target or actual performance immediately prior to the change in control.

Beginning with the 2015 performance-based RSU awards (and Mr. Legere’s 2014 performance-based RSU award), under the 2013 Omnibus Incentive Plan, the award agreements provide that in the event of a change in control and continuation of service by an executive, the performance cycles outstanding upon a change in control under performance-based RSU will be paid at the greater of target or actual performance as of the end of the performance period.

Potential Payments upon Death or Disability.    Under the terms of the 2014 STIP, in the case of death or disability, a Named Executive Officer (or his/her dependent) would be eligible for an incentive payout for the performance period in which the executive died or was disabled. Any such incentive payout would be pro-rated at 100% achievement and calculated using the executive’s target incentive payout percentage and annual salary prorated for the number of weeks employed during the performance period.

Under the legacy T-Mobile USA LTIP, a Named Executive Officer who dies or becomes disabled is entitled to the payment for tranche-vesting and cliff-vesting of the award for the calendar year in which the executive dies or becomes disabled as if the executive were employed through the date of payment.

Estimated Payments

The following table presents estimated incremental compensation payable to each of the Company’s Named Executive Officers if a termination of employment had occurred as of December 31, 2014 under the circumstances described above. The estimated incremental compensation is presented in the following benefit categories:

•

Cash Severance:    reflects cash severance (i) in the case of termination in connection with a corporate restructuring or a termination without cause or for good reason before a change in control under the Severance Guidelines, pursuant to Mr. Legere’s employment agreement or pursuant to Mr. Sievert’s term sheet, and (ii) in the case of termination without cause or for good reason in connection with or after a change in control under our Executive Continuity Plan;

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EXECUTIVE COMPENSATION

•	Time-Based RSUs: market value, as of December 31, 2014, of unvested time-based RSUs that would vest pursuant to the 2013 Omnibus Incentive Plan and related award agreements;

•

Performance-Based RSUs:    market value, as of December 31, 2014, of unvested performance-based RSUs that would vest pursuant to the 2013 Omnibus Incentive Plan and related award agreements (assuming performance at target);

•	2014 STIP: prorated portion of short-term cash incentives that would be paid (i) pursuant to the 2014 STIP or (ii) under Mr. Legere’s employment agreement;
•	Legacy T-Mobile USA LTIP: prorated portion of long-term cash incentives that would be paid pursuant to (i) the Severance Guidelines or (ii) under Mr. Legere’s employment agreement;

•

Medical Coverage:    estimated value of payment for continued medical coverage under COBRA pursuant to the terms of (i) our Severance Guidelines, or (ii) under Messrs. Legere’s and Carter’s employment agreements; and

•	Outplacement Services: estimated potential value of this service.

	Termination in Connection with Restructuring Before a Change in Control ($) (1)	Termination Without Cause or for Good Reason in Connection with or After a Change in Control ($)	Death or Disability ($)
John J. Legere
Cash Severance	5,500,000	5,500,000	—
Time-Based RSUs	2,446,125	7,338,402	7,338,402
Performance-Based RSUs	7,701,068	23,666,117	23,666,117
2014 STIP	2,325,000	2,325,000	2,325,000
Legacy T-Mobile USA LTIP	9,191,667	11,191,667	9,191,667
Medical Coverage	10,994	10,994	—
Outplacement Services	7,750	7,750	—
Total Estimated Incremental Value	27,182,604	50,039,930	42,521,186
J. Braxton Carter
Cash Severance	2,600,000	2,600,000	—
Time-Based RSUs	1,324,990	3,974,970	3,974,970
Performance-Based RSUs	2,423,253	3,974,970	3,974,970
2014 STIP	1,007,500	1,007,500	1,007,500
Legacy T-Mobile USA LTIP	1,250,000	1,250,000	416,667
Medical Coverage	11,706	11,706	—
Outplacement Services	7,750	7,750	—
Total Estimated Incremental Value	8,625,199	12,826,896	9,374,107
G. Michael Sievert
Cash Severance	2,035,000	2,035,000	—
Time-Based RSUs	1,103,920	3,311,815	3,311,815
Performance-Based RSUs	1,517,342	2,488,960	2,488,960
2014 STIP	724,625	724,625	724,625
Legacy T-Mobile USA LTIP	1,017,500	1,017,500	339,167
Medical Coverage	19,148	19,148	—
Outplacement Services	7,750	7,750	—
Total Estimated Incremental Value	6,425,285	9,604,798	6,864,567
Gary A. King
Cash Severance	1,750,000	1,750,000	—
Time-Based RSUs	157,545	472,662	472,662
Performance-Based RSUs	217,083	472,662	472,662
2014 STIP	567,837	567,837	567,837
Legacy T-Mobile USA LTIP	—	—	—
Medical Coverage	19,265	19,265	—
Outplacement Services	7,750	7,750	—
Total Estimated Incremental Value	2,719,480	3,290,176	1,513,161
(1)

Reflects cash severance amounts in connection with termination without cause or for good reason to Mr. Legere pursuant to his employment agreement and Mr. Sievert pursuant to his term sheet and reflects incentive amounts in connection with termination without cause or for good reason to Mr. Legere. Also reflects RSU amounts payable to Mr. Legere in connection with termination without cause or for good reason pursuant to outstanding award agreements.

In addition to the items described above, the Named Executive Officers are entitled to receive amounts earned during the term of employment. These amounts, which are not included in the table, include earned base salary, vested awards under our long-term incentive awards, any vested entitlements under our applicable employee benefit plans, including vested 401(k) plan balances, and rights to continuation of coverage under our group medical plans. In addition, if Mr. Carter had voluntarily terminated his employment before January 31, 2015 (within 21 months after the Business Combination), he would have been entitled to (i) payment of an amount equal to two times the sum of his legacy MetroPCS salary and target annual bonus effective immediately prior to the Business Combination, (ii) payment at target for his 2013 legacy MetroPCS short-term incentive award, prorated by the number of days in 2013 prior to the closing of the business combination and (iii) a 24-month continuation of medical and dental insurance for him and his dependents. If Mr. Carter had voluntarily terminated on December 31, 2014, such amounts would have been approximately $2,025,360, $147,972 and $36,122, respectively. Mr. Alling is not included in the table above because he voluntarily left the Company effective March 13, 2015.

36

The following table sets forth information as of March 31, 2015 regarding the beneficial ownership of T-Mobile US, Inc. common stock by:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him or her. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options or other convertible securities held by such person that are exercisable or vest within 60 days after March 31, 2015. None of our directors or executive officers owns any of our outstanding shares of 5.50% Mandatory Convertible Preferred Stock, Series A, as of March 31, 2015.

	Common Stock Beneficially Owned
	Number	Percentage
Directors, Nominees and Named Executive Officers (1)
James C. Alling	21,083
W. Michael Barnes (2)	200,719	*
J. Braxton Carter (3)	585,364	*
Thomas Dannenfeldt	—	*
Srikant M. Datar (4)	12,804	*
Lawrence H. Guffey	4,804	*
Timotheus Höttges	—	*
Bruno Jacobfeuerborn	—	*
Gary A. King	4,248
Raphael Kübler	—	*
Thorsten Langheim	—	*
John J. Legere	52,708	*
G. Michael Sievert	8,938
Teresa A. Taylor	4,804	*
Kelvin R. Westbrook	4,804	*
All directors and executive officers as a group (21 persons)	1,471,577	*

Beneficial Owners of More Than 5%:
Deutsche Telekom AG (5) Friedrich-Ebert-Alle 140 53113 Bonn, Germany	535,286,077	65.95%
*	Represents less than 1%

(1)	Unless otherwise indicated, the address of each person is c/o T-Mobile US, Inc., 12920 SE 38th Street, Bellevue, Washington 98006.

(2)	Includes 122,743 shares of common stock issuable upon exercise of options.

(3)	Includes 512,800 shares of common stock issuable upon exercise of options.

(4)	Includes 8,000 shares of common stock held by Datar Investment LLC.

(5)	According to the Schedule 13D/A filed by Deutsche Telekom on January 15, 2014, reflecting ownership of 535,286,077 shares of common stock as of December 31, 2013.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	37

Related Person Transaction Policy

We have adopted a written policy on the review and approval of transactions with related persons (the “Related Person Transaction Policy”). Under the Related Person Transaction Policy, any proposed or existing transaction, arrangement or relationship involving a director, director nominee, executive officer, or a member of the immediate family of any of the foregoing, or a greater than 5% owner of our stock (a “related person”) must be reviewed by our General Counsel to determine whether such transaction is a related person transaction. A “related person transaction” is any transaction, arrangement or relationship or any series of transactions, arrangements or relationships in which:

•	the Company, or any of its subsidiaries, is, was or will be a participant;

•	the aggregate amount involved exceeds, or may be expected to exceed, $120,000; and

•	any related person has, had or will have a direct or indirect material interest.

A transaction, arrangement or relationship that is determined to be a related person transaction must be submitted to our Audit Committee for review, approval or ratification based on certain factors, including the following:

•	the nature and terms of the related person transaction and the terms of the related person transaction;
•	the extent of the related person’s interest in the transaction;

•	the business reasons for the Company to enter into the related person transaction;

•	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third-parties;

•	whether the terms are comparable to those generally available in arms’-length transactions with unaffiliated third parties;

•	whether the related person transaction is consistent with the best interests of the Company; and

•

in the case of any related person transaction involving an outside director of the Company, the potential impact of such related person transaction on such outside director’s independence and the Company’s continued compliance with the requirements under the Exchange Act, the listing rules of the NYSE or any other exchange on which the Company’s securities are traded, or other applicable laws and regulations.

If the proposed related person transaction is with Deutsche Telekom or any of its affiliates while the Stockholder’s Agreement is in effect, the Audit Committee must unanimously approve such transaction or must submit such transaction to the full Board of Directors for approval.

Transactions with Deutsche Telekom

Certain of the related person transactions with Deutsche Telekom or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to or in connection with the consummation of the Business Combination, at which time Deutsche Telekom became a “related person” and our current

Related Person Transaction Policy became effective. Each of the related person transactions with Deutsche Telekom or its affiliates described below that were entered into from and after the consummation of the Business Combination were reviewed and approved in accordance with our current Related Person Transaction Policy.

Stockholder’s Agreement

Pursuant to the Stockholder’s Agreement we entered into with Deutsche Telekom on April 30, 2013 in connection with the Business Combination, we granted certain governance and other rights to Deutsche Telekom and Deutsche Telekom agreed to certain restrictions, as outlined below:

•

So long as Deutsche Telekom’s stock ownership percentage is at least 10%, Deutsche Telekom has the right to designate as nominees for election to our Board of Directors a number of individuals in proportion to its stock ownership percentage, rounded to the nearest whole number. We and Deutsche Telekom have agreed to use our reasonable best efforts to cause the Deutsche Telekom designees to be elected to our Board.

•	Each committee of the Board shall include in its membership a number of Deutsche Telekom designees in proportion to its stock ownership percentage, rounded to the nearest whole number, except to the extent such membership would violate applicable securities laws or stock exchange rules. No committee of the Board may consist solely of directors who are also officers, employees, directors or affiliates of Deutsche Telekom. We and Deutsche Telekom have agreed to use our reasonable best efforts to cause at least three members of our Board to be considered “independent” under SEC and NYSE rules, including for purposes of Rule 10A-3 promulgated under the Exchange Act.

•

So long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, without Deutsche Telekom’s consent we are not permitted to take certain actions, including the incurrence of debt (excluding certain permitted debt) if our consolidated ratio of debt to cash flow for the most recently

38

TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

ended four full fiscal quarters for which financial statements are available would exceed 5.25 to 1.0 on a pro forma basis, the acquisition of any business, debt or equity interests, operations or assets of any person for consideration in excess of $1 billion, the sale of any of the Company’s or its subsidiaries’ divisions, businesses, operations or equity interests for consideration in excess of $1 billion, any change in the size of our Board of Directors, the issuances of equity securities in excess of 10% of our outstanding shares or to repurchase debt held by Deutsche Telekom, the repurchase or redemption of equity securities or the declaration of extraordinary or in-kind dividends or distributions other than on a pro rata basis, or the termination or hiring of our Chief Executive Officer.

•

We must notify Deutsche Telekom any time it is reasonably likely that we will default on any indebtedness with a principal amount greater than $75 million and Deutsche Telekom will have the right, but not the obligation, to provide us new debt financing up to the amount of the indebtedness that is the subject of the potential default plus any applicable prepayment or other penalties, on the same terms and conditions as such indebtedness (together with any waiver of the potential default).

•

As long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock, we must provide Deutsche Telekom with certain information and consultation rights, subject to certain confidentiality restrictions.

•

During the term of the Stockholder’s Agreement, Deutsche Telekom is not permitted to, and is required to cause the Deutsche Telekom designees then serving as directors on our Board of Directors not to, support, enter into or vote in favor of any controlling stockholder transaction, unless such transaction is approved by a majority of the directors on our Board, which majority includes a majority of the directors on our Board that are not affiliates of Deutsche Telekom. In August 2013, the Company (upon the approval of a majority of the directors on our Board, which included a majority of directors not affiliated with Deutsche Telekom) and Deutsche Telekom agreed to waive the approval requirement described above with respect to (i) any controlling stockholder transaction in which the amount involved does not exceed, or is not expected to exceed, $120,000; or (ii) any controlling stockholder transaction in which the amount involved exceeds, or is expected to exceed, $120,000 that has been unanimously approved by the Audit Committee.

•

Deutsche Telekom and its affiliates are generally prohibited from acquiring more than 80.1% of the outstanding shares of our common stock unless it makes an offer to acquire all of the then remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by the majority of the directors, which majority includes a majority of the directors that are not affiliates of Deutsche Telekom, or (ii) accepted or approved by holders of a majority of our common stock held by stockholders other than Deutsche Telekom or its affiliates.

•

Deutsche Telekom is prohibited from transferring any shares of the Company’s common stock in any transaction that would result in the transferee’s owning more than 30% of the outstanding shares of the Company’s common stock unless such transferee offers to acquire all of the then outstanding shares of the Company’s common stock at the same price and on the same terms and conditions as the proposed transfer.

•

We have granted Deutsche Telekom certain demand and piggyback registration rights for shares of our common stock and debt securities of the Company and its subsidiaries beneficially owned by Deutsche Telekom and acquired in connection with the Business Combination or in the future.

•

Deutsche Telekom’s ability to compete with the Company in the United States, Puerto Rico and the territories and protectorates of the United States is subject to certain restrictions during the period beginning on the date of the closing of the Business Combination and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of the Company’s common stock. In addition, for the period that commenced at the closing of the Business Combination and expires on the first anniversary of the termination of the trademark license in accordance with its terms, Deutsche Telekom may not manufacture, market or distribute any products or services under, or use in any way, the trademark T-Mobile in connection with certain specified activities, other than by the Company and its affiliates in accordance with the terms of the trademark license. The trademark license is more fully described below.

Trademark License

In connection with the Business Combination, we and Deutsche Telekom entered into a trademark license, pursuant to which we received (a) a limited, exclusive, non-revocable and royalty-bearing license to certain T-Mobile trademarks (including Internet domains) for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, (b) a limited, non-exclusive, non-revocable and royalty-bearing license to use certain other trademarks for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, and (c) free of charge, the right to use the trademark “T-Mobile” as a name for the Company.

The initial term of the trademark license ends on December 31, 2018, subject to automatic renewal for successive five-year terms unless we provide notice of our intent not to renew the trademark license prior to the expiration of the then-current term. Thereafter, the trademark license automatically renews for subsequent five-year periods unless we provide 12 months’ notice prior to the expiration of the then-current term. We may terminate the trademark license at any time upon one year’s prior notice, and Deutsche Telekom can terminate the trademark license if we abandon the trademarks licensed thereunder or if we commit a material breach.

We and Deutsche Telekom are obligated to negotiate a new trademark license when (a) Deutsche Telekom has 50% or less of the voting power of the outstanding shares of capital stock of the Company or (b) any third-party owns or controls, directly or indirectly, 50% or more of the voting power of the outstanding shares of capital stock of the Company, or otherwise has the power to direct or cause the direction of the management and policies of the Company. If we

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TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

and Deutsche Telekom fail to agree on a new trademark license, either we or Deutsche Telekom may terminate the trademark license and such termination shall be effective, in the case of clause (a) above, on the third anniversary after notice of termination and, in the case of clause (b) above, on the second anniversary after notice of termination. We have the right to continue to sell products under the licensed trademarks for a period of one year after termination or expiration of the trademark license. Additionally, we have the right to continue to use advertising materials bearing the licensed trademarks for a period of up to six months after termination or expiration of the trademark license.

We are obligated to pay Deutsche Telekom a royalty in an amount equal to 0.25%, which we refer to as the royalty rate, of the net revenue (as defined in the trademark license) generated by products and services sold by the Company under the licensed trademarks. In 2014, we paid Deutsche Telekom royalties totaling approximately $57.8 million under the terms of the trademark license. On the fifth anniversary of the trademark license, the Company and Deutsche Telekom have agreed to adjust the royalty rate to the royalty rate found under similar licenses for trademarks in the field of wireless telecommunication, broadband and information products and services in the territory through a binding benchmarking process.

The trademark license contains certain quality control requirements, branding guidelines and approval processes that the Company is obligated to maintain.

Deutsche Telekom is obligated to indemnify us against trademark infringement claims with respect to certain licensed T-Mobile marks and has the right (but not the obligation) to indemnify us against trademark infringement claims with respect to certain other licensed trademarks. If Deutsche Telekom chooses not to defend us against trademark infringement claims with respect to certain other licensed trademarks, we have the right to defend ourself against such claim. We are obligated to indemnify Deutsche Telekom against third-party claims due to the Company’s advertising or anti-competitive use by the Company of the licensed trademarks. Except for indemnification obligations and intentional misconduct, the liability of the Company and Deutsche Telekom is limited to €1 million per calendar year.

Financing Arrangements

Senior Unsecured Notes

In connection with the Business Combination, on April 28, 2013, T-Mobile USA issued senior unsecured notes in an aggregate principal amount of $11.2 billion to Deutsche Telekom pursuant to an indenture between T-Mobile USA, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. These notes were issued as part of a recapitalization of T-Mobile USA pursuant to which, among other things, certain previously outstanding notes payable to Deutsche Telekom were retired. The new notes are guaranteed by the Company and by all of T-Mobile USA’s wholly owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of T-Mobile USA’s indebtedness, and any future subsidiary of the Company that directly or indirectly owns any of T-Mobile USA’s equity interests.

The notes originally issued to Deutsche Telekom were comprised of five series of senior unsecured notes with interest rates that remain constant through maturity (the “non-reset notes”) and five series of senior unsecured notes with interest rates that will be reset at various intervals (the “reset notes”), having tenors ranging from six to ten years. In October 2013, Deutsche Telekom sold the non-reset notes to third parties in a secondary public offering.

The no-call period with respect to each series of reset notes ranges from four to six years after the issuance thereof, which is two or three years after the applicable interest reset date of such series. Each series of the reset notes has an initial aggregate principal amount of $1.25 billion, except that the series of reset notes with a tenor of ten years has an initial aggregate principal amount of $600 million.

The interest rates applicable to the reset notes were determined at the closing of the Business Combination. The interest rate applicable to the reset notes will be reset at the applicable time, according to a formula specified in the indenture governing the reset notes.

The indenture governing the reset notes contains customary events of default, covenants and other terms, including, among other things, covenants that restrict the ability of the issuer and its subsidiaries to, among other things, pay dividends and make certain other restricted payments, incur indebtedness and issue preferred stock, create liens on assets, sell or otherwise dispose of assets, enter into transactions with affiliates and enter new lines of business. These covenants include certain customary baskets, exceptions and incurrence-based ratio tests. The indenture does not contain any financial maintenance covenants.

Pursuant to a Noteholder Agreement entered into by T-Mobile USA and Deutsche Telekom upon the closing of the Business Combination, Deutsche Telekom has certain special rights, and is subject to certain special restrictions, that do not apply to other persons who may become holders of the reset notes, including among other things (i) a more broadly defined change in control put right, (ii) restrictions on its ability to tender the notes into a change-in-control offer following a change in control resulting from a transfer of common stock of the Company by Deutsche Telekom unless all holders of common stock are required or entitled to participate on the same terms, (iii) a right to consent to equity issuances the proceeds of which would be used to redeem reset notes held by Deutsche Telekom, and (iv) a right to consent to any redemption of the reset notes held by Deutsche Telekom with the proceeds of any equity issuance by T-Mobile USA or the Company.

During 2014, we paid Deutsche Telekom approximately $321.0 million in interest on the reset notes.

40

TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Working Capital Facility

Upon the closing of the Business Combination, T-Mobile USA and Deutsche Telekom entered into a credit agreement pursuant to which Deutsche Telekom made available to T-Mobile USA a revolving credit facility with a maximum principal amount of $500 million, to be used for working capital and other general corporate purposes (the “working capital facility”).

T-Mobile USA’s obligations under the credit agreement are unsecured but are guaranteed by the Company and each of T-Mobile USA’s wholly owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries). The term of the working capital facility is five years after the closing date of the Business Combination.

T-Mobile USA may borrow from time to time under the working capital facility during the term. Outstanding borrowings under the facility bear interest at a variable rate based on the prime rate or eurodollar rate plus a margin ranging from 2.5% to 3.0% (for eurodollar rate loans) or 1.5% to 2.0% (for base rate loans) (depending on T-Mobile USA’s debt-to-cash flow ratio). At the end of the five-year term, all amounts outstanding under the working capital facility will be due and payable. Loans under the working capital facility may be prepaid without penalty or premium (other than customary eurodollar breakage costs) at any time.

The working capital facility requires the payment of additional commitment fees ranging from 0.25% to 0.50% (depending on T-Mobile USA’s debt-to-cash flow ratio) of the amount of the undrawn commitment, payable quarterly in arrears. In 2014, we paid Deutsche Telekom commitment fees of approximately $2.5 million.

The credit agreement governing the working capital facility contains customary events of default, covenants and other terms, including, among other things, restrictions on payment of dividends and the making of certain other restricted payments, incurrence of indebtedness and issuance of preferred stock, creation of liens on assets, sales or other dispositions of assets, entry into transactions with affiliates and entry into new lines of business. If loans are outstanding under the working capital facility, then T-Mobile USA is required to maintain a debt-to-cash flow ratio, tested quarterly, as set forth in the credit agreement.

On September 3, 2014, T-Mobile and T-Mobile USA entered into Amendment No. 2 to the credit agreement with Deutsche Telekom and JP Morgan Chase Bank, N.A. (the “Amendment”). The Amendment sets the maximum debt-to-cash flow ratio at 5.00 to 1.00 for fiscal periods ending on or prior to December 31, 2014, 4.50 to 1.00 for fiscal periods ending after December 31, 2014 and on or prior to June 30, 2015 and 4.00 to 1.00 for fiscal periods ending after June 30, 2015. We had no borrowings under the working capital facility in 2014.

Guarantees

Guarantee in Favor of Liberty Mutual Insurance Company

In June 2011, Deutsche Telekom mandated Deutsche Bank Cologne to provide T-Mobile USA with a guarantee in favor of Liberty Mutual Insurance Company in the amount of $58 million. T-Mobile USA agreed to pay Deutsche Telekom a guarantee fee of 0.16% of the guarantee commitment per year, payable on June 30 and

December 31 of each year. The original term of the guarantee expired on December 31, 2011, but it was subject to automatic renewals of one-year terms. We terminated the agreement in October 2014. In 2014, we paid Deutsche Telekom guarantee fees in the aggregate amount of $0.5 million.

Other Agreements

The related person transactions described below consist of ongoing arrangements under which the execution of transactions or the provision of services, and the payments related thereto, may vary from period to period or may only occur from time to time, depending on the circumstances of the parties involved and the terms of the applicable arrangements.

Management Agreement, between Deutsche Telekom and T-Mobile USA

The Management Agreement covers certain international multinational corporation (“MNC”) services that Deutsche Telekom provides to T-Mobile USA in the MNC segment. These services include sales, business development and account management services, marketing and bid management services, business strategy and IT services, and business solicitation services aimed toward multinational enterprises. In March 2015, the parties entered into an amendment to the Management Agreement, which updated the commissions payable to Deutsche Telekom. The Management Agreement may be terminated by either party on 12 months’ notice. During 2014, T-Mobile USA incurred approximately $3.3 million in expenses for Deutsche Telekom’s services under the Management Agreement.

Discount Agreements on Inter-operator Tariffs

T-Mobile USA has entered into Discount Agreements on Inter-operator Tariffs with certain Deutsche Telekom affiliates. The Discount Agreements establish a reciprocal discount scheme for roaming charges based on inter-operator tariffs to be paid by the Home Public Mobile Network operator to the Visited Public Mobile Network operator according to their respective international roaming agreements. The Discount Agreements expire on December 31, 2014 or December 31, 2015 with yearly renewal terms thereafter. During 2014, T-Mobile USA received approximately $3.7 million in net revenue and incurred approximately $2.1 million in net expenses under these agreements.

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TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Agreement on Commercial Roaming Broker Services between Deutsche Telekom and T-Mobile USA

Under this agreement Deutsche Telekom negotiates, for the benefit of certain of its wireless affiliates, including T-Mobile USA, referred to as “NatCos,” the terms of group roaming discount agreements with third-party network/service operators, or roaming partners. This agreement has an indefinite term, but by September 30 of each year, T-Mobile USA has the right to elect to participate or decline to participate under the broker arrangement for the following calendar year, and the parties negotiate the scope of roaming partners with which Deutsche Telekom is entitled to negotiate for T-Mobile USA’s benefit. If T-Mobile USA agrees to be a participating NatCo in a given calendar year, T-Mobile USA will receive and/or provide roaming services according to the terms of the group roaming discount agreements during such calendar year, and at the end of a specified settlement period, Deutsche Telekom will receive from, or make payments to, the roaming partners for T-Mobile USA and the other participating NatCos, pursuant to the payment terms of the roaming agreements. Intercompany payments are made between Deutsche Telekom and T-Mobile USA to settle any amounts due to, or owed by, T-Mobile for roaming services under the roaming agreements.

Deutsche Telekom may realize volume discounts for roaming services based on the NatCos’ participation in the group roaming discount agreements. Deutsche Telekom also allocates its commercial roaming costs, which consist of certain strategic and financial planning costs associated with roaming transactions, to the NatCos, including T-Mobile USA. During 2014, T-Mobile USA experienced an approximately $7.0 million reduction in roaming revenues and received approximately $60.8 million of expense discounts for roaming usage provided to, or delivered by, third-party operators under this agreement. In September 2014, T-Mobile USA elected to participate in the roaming broker arrangement for calendar year 2015.

Frame Agreement for the Provision and Marketing of “Mobile Device Management” between Deutsche Telekom and T-Mobile USA

Pursuant to the Frame Agreement for the Provision and Marketing of “Mobile Device Management,” Deutsche Telekom granted to T-Mobile USA the right to market, resell, and license certain mobile device management services and agreed to provide support related to these services. The agreement expired on January 7, 2015. During 2014, T-Mobile USA did not incur any expenses for Deutsche Telekom’s services under this agreement.

Framework Agreement for the Provision and Marketing of “Global Corporate Access” between Deutsche Telekom and T-Mobile USA

Pursuant to the Framework Agreement for the Provision and Marketing of “Global Corporate Access,” Deutsche Telekom provides a specific global corporate access service, based on products offered by iPass Inc., and WiFi network access services to T-Mobile USA for the purpose of resale to T-Mobile USA’s business customers in the United States. The initial term of the agreement expired on February 28, 2015 and automatically renews for additional one-year terms, unless earlier terminated in accordance with the terms of the agreement. During 2014, T-Mobile USA incurred approximately $130,800 in expenses for Deutsche Telekom’s services under the Framework Agreement.

Telecom Master Services Agreement between Deutsche Telekom North America, Inc. and T-Mobile USA

Pursuant to the Master Services Agreement, Deutsche Telekom North America, a wholly owned subsidiary of Deutsche Telekom, provides international long-distance and IP transit (internet connectivity) services to T-Mobile USA. The Master Services

Agreement will remain in effect for so long as there remain statements of work pending. During 2014, T-Mobile USA incurred approximately $1.9 million in expenses for Deutsche Telekom North America’s services under the Master Services Agreement.

Amended and Restated Application Service Provider Agreement between T-Systems North America Inc. and T-Mobile USA

T-Systems North America, Inc. (“T-Systems”), is a wholly owned subsidiary of Deutsche Telekom. Pursuant to the Service Provider Agreement, T-Mobile USA is permitted to use certain e-bidding tools for construction bids on certain facilities. The initial term of the Services Agreement with T-Systems ended in 2006, but automatically renews for successive one-year terms, unless either party gives 30 days’ notice prior to the end of the term. During 2014, T-Mobile USA did not incur any expenses for T-Systems’ services under the Services Agreement.

Services Agreement, between T-Systems and T-Mobile USA

T-Mobile USA and T-Systems entered into a Services Agreement on January 4, 2008, which governs the terms of certain IT support services provided by T-Systems to T-Mobile USA. In general, specific services to be provided under the Services Agreement are governed by statements of work entered into by the parties from time to time. The Services Agreement will remain in effect for so long as there remain statements of work pending. The statements of work currently pending under the Services Agreement have varying expiration terms, but they may generally be terminated upon 30 days’

notice, except for certain scopes of work in which the parties agree to limit that right. During 2014, T-Mobile USA incurred approximately $20.9 million in aggregate expenses under the agreement.

In December 2014, the parties renewed the Services Agreement pursuant to a statement of work for a term terminating on January 31, 2017 unless extended by mutual written agreement by the parties.

42

TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Master Agreement, between Detecon, Inc. and T-Mobile USA

Under the Master Agreement, Detecon, Inc., a wholly owned subsidiary of Deutsche Telekom, provides management consulting services, primarily with regard to customer relationship and channel management. The Master Agreement term ends on April 30, 2015. During 2014, T-Mobile USA incurred approximately $145,700 in expenses under the Master Agreement.

Agreement for TIBCO Software Sub-License and Support Services between T-Systems International GmbH and T-Mobile USA

T-Systems International GmbH (“T-Systems International”) is a wholly owned subsidiary of Deutsche Telekom. Pursuant to this agreement, T-Systems International grants to T-Mobile USA a sublicense to use IT network middleware software licensed by T-Systems International from TIBCO Software B.V. and provides certain support services related thereto. The agreement expires on November 24, 2015. During 2014, T-Mobile USA incurred approximately $1.8 million in expenses under the agreement.

Insurance Brokerage Services Provided by DeTeAssekuranz-Deutsche Telekom Assekuranz-Vermittlungsgesellschaft mbH (DeTeAssekuranz)

DeTeAssekuranz, a wholly owned subsidiary of Deutsche Telekom, provides certain insurance brokerage services for T-Mobile USA.

During 2014, T-Mobile USA incurred approximately $1.0 million in expenses for DeTeAssekuranz’s services under this arrangement.

SOX Tool Provided by Deutsche Telekom

In November 2013, the Company entered into an arrangement with Deutsche Telekom whereby Deutsche Telekom modified its ICCS tool to enable the Company to use it for its Sarbanes-Oxley Act compliance. During 2014, the Company incurred approximately $53,000 in expenses under the arrangement.

Data Reseller Agreement between Deutsche Telekom and T-Mobile USA

In April 2014, T-Mobile USA and Deutsche Telekom entered into a Data Reseller Agreement, pursuant to which Deutsche Telekom may purchase data services from T-Mobile USA for resale to its enterprise customers in the U.S. The Data Reseller Agreement terminates in April 2019 and automatically renews on monthly terms unless terminated upon sixty (60) days’ prior written notice by either party.

Services Agreement between Deutsche Telekom and T-Mobile

In February 2015, T-Mobile entered into a services agreement effective as of January 1, 2014 with Deutsche Telekom pertaining to the provision by T-Mobile of certain financial, tax and accounting- related services to Deutsche Telekom and the payment by Deutsche

Telekom for such services. The services relate to certain operating and financial data and other information that Deutsche Telekom may request from T-Mobile. Pursuant to the services agreement, T-Mobile has billed Deutsche Telekom $1.15 million for such services in 2014.

Indemnification

We indemnify our directors and our officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our certificate of incorporation, and we have also entered into agreements with our directors and executive officers which require us to indemnify and advance expenses to such directors and executive officers to the fullest extent permitted by applicable law if the person is or is threatened to be made a party to any threatened, pending or completed action, suit, hearing, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether formal or informal, governmental or non-governmental, or civil, criminal, administrative or investigative, provided such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company or in a manner otherwise expressly permitted under our certificate of incorporation, bylaws or the Stockholder’s Agreement.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	43

On October 30, 2014, the Board of Directors approved the T-Mobile US, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”) upon recommendation of the Compensation Committee. The Board is now seeking stockholder approval of the ESPP in accordance with the requirements of Section 423 of the Code. The Board recommends that stockholders approve the ESPP, which allows employees to purchase shares of our common stock at a discount using payroll deductions, subject to limits set by the Code and the ESPP. Sales of shares under the ESPP are generally made pursuant to a series of six-month offerings. On April 1, 2015, an offering commenced subject to stockholder approval of the ESPP. If stockholder approval is not obtained, the offering will be cancelled and the ESPP will be terminated.

A copy of the ESPP is attached to this Proxy Statement as Appendix A. The description below is a summary and not intended to be a complete description of the ESPP. Please read the ESPP for more detailed information.

Description of the ESPP

The purpose of the ESPP is to provide employees with an opportunity to acquire an equity ownership interest in the Company and to encourage employees to remain in the employ of the Company.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the ESPP,

accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Administration

The ESPP will be administered by the Compensation Committee of our Board of Directors or any other committee appointed by the Board to administer the ESPP (the “Committee”). The Committee has the full and exclusive discretionary authority to construe and interpret the ESPP and the rights granted under it, to establish rules and regulations for the administration of the ESPP, to establish offering and purchase periods under the ESPP, to designate from time-to-time which of our subsidiaries will participate in the ESPP, and to amend the ESPP to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or other consequences.

Shares Authorized

Subject to adjustment for changes in capitalization, the number of shares of common stock reserved for sale and authorized for issuance under the ESPP will be 10 million shares, plus an annual increase commencing in 2016 of the lesser of 5 million shares or an amount as determined by the Committee. If an offering terminates for any reason without shares having been purchased, the shares of common stock not purchased under the offering will again become available for the ESPP. The authorized share amounts were determined in consultation with our external management consultant and counsel.

Eligibility

Generally, all employees are eligible to participate in the ESPP, although the Committee may impose additional eligibility requirements consistent with the Code. However, any employee who would own or have the right to acquire 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the ESPP. As of March 31, 2015, there were approximately 45,000 employees eligible to participate in the ESPP.

Offerings

The ESPP provides for separate six-month offerings, commencing on April 1 and October 1 of each year. Each offering has a single co-terminus six-month purchase period. The Committee may establish different offering periods, and purchase periods within offering periods, consistent with the Code.

Payroll Deductions, Purchase Price, and Shares Purchased

Pursuant to procedures established by the Committee, eligible employees may elect to have a portion of their compensation used to purchase shares of common stock. ESPP participants may authorize payroll deductions from 1% to 15% of all base gross earnings, cash bonuses, commissions and overtime to be applied toward the purchase of the Company’s common stock.

44

PROPOSAL 3 — APPROVAL OF THE T-MOBILE 2014 EMPLOYEE STOCK PURCHASE PLAN

Purchases of shares of common stock are made on the last trading day of the offering period with compensation amounts withheld from employees during the purchase period.

On each purchase date, the last trading day of each offering period, any amounts withheld from an employee’s compensation during the applicable offering period for purposes of the ESPP will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts. The purchase price for a share of common stock will be set, unless the Committee determines higher percentages for future offerings, at the lesser of (i) 85% of the fair market value of a share of common stock on the first trading day of the offering period and (ii) 85% of the fair market value of a share of common stock on the last trading day of the offering period. For purposes of the ESPP, “fair market value” generally means the closing sales price of a share of common stock for the day. As of March 31, 2015, the closing sales price of a share of our common stock as reported on the NYSE was $31.69 per share.

Subject to adjustment for changes in capitalization, no employee may purchase more than 4,000 shares of common stock during a single offering period, although the Committee may determine other limits for future offerings. In addition, the Code limits the aggregate fair market value of the shares of common stock (determined as of the beginning of a purchase period) that any employee may purchase under the ESPP during any calendar year to $25,000, subject to carryover for offering periods that span calendar years. We will be notified if shares of common stock are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Code (generally, as discussed below, two years from the beginning of the applicable offering period).

We will pay the administrative costs associated with the operation of the ESPP. The employees will pay any brokerage commissions that result from their sales of shares of common stock.

We may deduct or withhold or require employees to pay to us any federal, state, local and other taxes we are required to withhold with respect to any event arising as a result of the ESPP. We may also deduct those amounts from the employees’ wages or compensation.

Withdrawal and Termination of Employment

Pursuant to procedures established by the Committee, employees may withdraw with respect to an offering period by submitting a withdrawal notice within a designated period prior to the purchase date or from a future offering. If an employee withdraws from a future offering, the employee may not recommence withholding of compensation for the purchase of shares of common stock until the following offering period. Upon termination of employment for any reason, the employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the employee’s account will be returned to him or her and such employee’s right to purchase will automatically terminate.

The ESPP provides for adjustment of the number of shares of common stock that may be granted under the ESPP as well as the purchase price per share of common stock and the number of shares of common stock covered by each right to purchase for any increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the common stock or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us.

In the event of any merger, consolidation or similar corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the ESPP, in the number, class of or price of shares of common stock available for purchase under the ESPP and in the number of shares of common stock that an employee is entitled to purchase and any other adjustments it deems appropriate. In the event of any such transaction, the Committee may elect to have the rights to purchase under the ESPP assumed or such rights to purchase substituted by a successor entity, to set an earlier purchase date, prior to the consummation of such corporate transaction, to terminate all outstanding rights to purchase either prior to their expiration or upon completion of the purchase of shares of common stock on the next purchase date, or to take such other action deemed appropriate by the Committee.

Amendment or Termination

The Board of Directors may amend the ESPP at any time, provided such amendment does not cause rights to purchase issued under the ESPP to fail to meet the requirements of Section 423 of the Code. Moreover, any amendment for which stockholder approval is required under Section 423 of the Code or any securities exchange on which the shares are traded must be submitted to the stockholders for approval. The Board may suspend or terminate the ESPP any time. Unless sooner terminated by the Board of Directors, the ESPP shall terminate on October 30, 2024.

U.S. Federal Income Tax Consequences

The following discussion is only a brief summary of the U.S. federal income tax consequences to us and our employees under the ESPP. It is based on the Code as in effect as of the date of this Proxy Statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

The amounts deducted from an employee’s pay pursuant to the ESPP will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the offering period when rights to purchase are granted pursuant to the ESPP or at the time the employee purchases shares of common stock pursuant to the ESPP.

If the shares of common stock are disposed of at least two years after the first day of the offering period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the ESPP (the “holding period”), or if the

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	45

PROPOSAL 3 — APPROVAL OF THE T-MOBILE 2014 EMPLOYEE STOCK PURCHASE PLAN

employee dies while holding the shares of common stock, the employee (or in the case of the employee’s death, the employee’s estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the offering period over the purchase price of the shares of common stock, or (b) the excess of the fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of, including by way of most gifts, before the expiration of the holding period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock, which is generally the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income. Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

If the employee disposes of shares of common stock purchased pursuant to the ESPP after the holding period, we will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the ESPP. If the employee disposes of such shares of common stock prior to the expiration of the holding period, we generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

New Plan Benefits

Participation in the ESPP is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the ESPP. Non-employee directors are not eligible to participate in the ESPP.

Required Vote

Approval of the proposal relating to the ESPP requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote

“FOR”

the Proposal to Approve the T-Mobile US, Inc. 2014 Employee Stock Purchase Plan.

46

PROPOSAL 3 — APPROVAL OF THE T-MOBILE 2014 EMPLOYEE STOCK PURCHASE PLAN

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to outstanding equity awards and shares available for future issuance under our equity compensation plans, not including the ESPP which the stockholders are being asked to approve.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))(#)
Equity Compensation Plans Approved by Stockholders:
Stock Options	4,348,912	(1)	$24.96		—
RSUs	19,952,089	(2)(3)	—	(4)	—
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	24,301,001		$24.96		36,938,364	(5)
(1)

Granted under the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan and the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan (the “MetroPCS Plans”).

(2)	Granted under the 2013 Omnibus Incentive Plan.

(3)	Includes performance-vested awards assuming target performance.

(4)	RSUs do not have an exercise price.

(5)

Number of securities remaining available for future issuance under the 2013 Omnibus Incentive Plan. In addition to RSUs, the 2013 Omnibus Incentive Plan authorizes the award of stock options, stock appreciation rights, restricted stock and other stock-based awards.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	47

Ms. Heather Slavkin Corzo, on behalf of the AFL-CIO Reserve Fund, 815 Sixteenth St. N.W., Washington, D.C. 20006, a beneficial owner of 200 shares of the Company’s common stock, has advised us that she intends to submit the following proposal at the Annual Meeting.

Proposal

RESOLVED, that stockholders of T-Mobile US, Inc. (“T-Mobile”) urge the Board of Directors to report to stockholders, at reasonable cost and omitting proprietary information, on T-Mobile’s process for identifying and analyzing potential and actual human rights risks of T-Mobile’s services, operations and supply chain (referred to herein as a “human rights risk assessment”) addressing the following:

•	Human rights principles used to frame the assessment

•	Frequency of assessment
•	Methodology used to track and measure performance

•	Nature and extent of consultation with relevant stakeholders in connection with the assessment

•	How the results of the assessment are incorporated into company policies and decision making

The report should be made available on T-Mobile’s website no later than the 2016 annual meeting of stockholders.

Supporting Statement

As long-term stockholders, we favor policies and practices that protect and enhance the value of our investments. There is increasing recognition that company risks related to human rights violations, such as litigation, reputational damage, and production disruptions, can adversely affect shareholder value. To manage such risks effectively, we believe companies must assess the risks posed by human rights practices in their operations and supply chain, as well as by the use of their products.

The importance of human rights risk assessment is reflected in the United Nations Guiding Principles on Business and Human Rights (the “UN Guiding Principles”) approved by the UN Human Rights Council in 2011 and informally known as the Ruggie Principles. The UN Guiding Principles urge that “business enterprises should carry out human rights due diligence assessing actual and potential human rights impacts, integrating and acting upon the findings, tracking responses, and communicating how impacts are addressed.” (http://www.business-humanrights.org/media/documents/ruggie/ruggie-guiding-principles-21-mar-2011.pdf.)

A 2012 report titled “Unacceptable: We Expect Better,” by the unions ver.di and Communications Workers of America have shown evidence of suspected labor rights violations at T-Mobile’s predecessor T-Mobile USA since 2001. T-Mobile has been criticized for violating its employees’ freedom of association rights to organize and bargain collectively in at least two other reports:

•

A 2009 report by the American Rights at Work Education Fund, “Lowering The Bar or Setting The Standard?” stated “T-Mobile USA has conducted a systematic campaign to prevent employees from exercising their right to form a union.”

•

A 2010 report by Human Rights Watch, “A Strange Case,” found that “T-Mobile USA’s harsh opposition to workers’ freedom of association in the United States betrays Deutsche Telekom’ s purported commitment to social responsibility, impedes constructive dialogue with employee representatives, and in several cases, has violated ILO and OECD labor and human rights standards.”

We are also concerned that human rights violations may occur in T-Mobile’s operations outside the United States and in the vendors it uses internationally. A human rights assessment of T-Mobile’s operations and supply chain could reveal serious existing risks to shareholder value, risks that could be ameliorated before they materialize.

48

PROPOSAL 4 — STOCKHOLDER PROPOSAL RELATED TO HUMAN RIGHTS RISK ASSESSMENT

Board of Directors’ Response to Proposal 4

The Board recommends a vote “AGAINST” Proposal 4.

The Company is committed to supporting and maintaining the highest standards of ethical conduct and respect for human rights. Our Code of Business Conduct (our “Code”) articulates our standards for integrity and respect for our customers, our co-workers and third-parties alike. Our Code requires, among other things, that our employees and officers:

•	Comply with all applicable federal, state and local laws and regulations.

•	Provide a safe workplace by preventing or eliminating health and safety risks and providing employees with appropriate safety training.

•

Ensure that neither the Company nor any officer, employee, contractor, subcontractor, or agent of the Company retaliates against or takes any action harmful to the person reporting violations of the law or our Code.

Moreover, the Company believes it fully complies with U.S. employment and labor laws, including the right of its employees to support, organize and join a labor union. The Company does not prevent any of its employees from supporting, organizing or joining a union, and it prohibits discrimination and retaliation against such individuals. We believe that the three union-sponsored reports that are the source of the criticism at the core of the stockholder proposal are inaccurate and without merit and do not justify the cost and effort of the proposed human rights risk assessment.

In addition to our Code, we also maintain a Supplier Code of Conduct (our “Supplier Code”) that reinforces our expectation that our vendors, dealers, and other business partners share our commitment to full legal compliance and uncompromised ethics in how they do business. We require our suppliers to fully comply with our Supplier Code and ensure that their employees and subcontractors comply with the requirements.

Our Supplier Code requires suppliers to share the Company’s commitment to human rights and equal opportunity in the work place and to conduct their employment practices in full compliance with all applicable laws and regulations. Our Supplier Code prohibits involuntary or child labor and non-compliance with applicable wage and hour laws.

The Company’s demonstrated commitment to high human rights standards and ethical conduct has been recognized repeatedly by others. For example, the Company was recently recognized as one of the 2015 World’s Most Ethical Companies by Ethisphere Institute, an independent center of research, best practices and thought leadership that promotes best practices in corporate ethics. This was the seventh straight year we received this award, which validates our constant focus on integrity and our values.

In addition to our recognized commitment to the highest ethical and human rights standards, the Company also maintains a robust risk assessment program. As more fully discussed in “Corporate Governance – Board’s Role in Risk Management”, our management regularly conducts enterprise-wide risk assessments, where risks, including legal, compliance, regulatory and reputational risks, are considered by management. These assessments are regularly reviewed with the Audit Committee of the Board of Directors.

The proposed human rights risk assessment is unnecessary in light of the Company’s demonstrated and independently verified commitment to human rights and ethical conduct. The proposal represents a diversion of resources and a duplication of effort with no corresponding benefit to the Company or its stockholders, employees or customers.

Required Vote

Approval of the stockholder proposal related to human rights risk assessment requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote

“AGAINST”

the proposal related to human rights risk assessment.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	49

Mr. Greg A. Kinczewski, on behalf of Marco Consulting Group Trust I, 550 W. Washington Blvd., Suite 900, Chicago, Illinois 60661, a

beneficial owner of 5,546 shares of the Company’s common stock, has advised us that he intends to submit the following proposal at the Annual Meeting.

Proposal

RESOLVED: Shareholders of T-Mobile US, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a sharehodler [sic] or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nomined [sic] candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)

given the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost of disruption.”
•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/dio/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon. We urge shareholders to vote FOR this proposal.

50

PROPOSAL 5 – STOCKHOLDER PROPOSAL RELATED TO PROXY ACCESS

Board of Directors’ Response to Proposal 5

The Board recommends a vote “AGAINST” Proposal 5.

Our Nominating and Corporate Governance Committee and Board of Directors have fostered a diverse and experienced Board. Under the Board’s oversight, the Company has created significant stockholder value since the completion of our Business Combination on May 1, 2013. Specifically, our stock price has increased by 92% from the Business Combination to March 31, 2015. Stockholders have supported the Company’s performance and corporate governance structure, including our director recruitment and nomination policies, as evidenced by the significant support our director nominees received at the 2014 Annual Meeting of Stockholders.

This proposal does not articulate any specific concerns regarding our governance or performance and does not include an explanation as to why implementation of the requested additional board nomination procedures is necessary at the Company. Outside of this proposal by this single stockholder, no stockholder has expressed concern to the Company regarding the director nomination process generally or the Nominating and Corporate Governance Committee’s consideration of any specific nominee.

The Board has adopted criteria and a process for identifying candidates for election to the Board, as described in “Corporate Governance – Director Nomination, Selection and Qualifications”. As part of this process, the Nominating and Corporate Governance Committee is able to consider prospective director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee and the Board are in the best position to assess the characteristics and qualifications of potential director nominees and determine whether they will contribute to a well-rounded and effectively functioning Board that can operate freely and collaboratively, while providing effective oversight over management and representing the interest of all stockholders.

We believe implementation of this proposal will not create tangible benefits for the Company’s stockholders and instead could undermine important corporate governance protections and require the Company to incur costs for a process for which there is no demonstrated need.

Required Vote

Approval of the stockholder proposal related to proxy access requires that the number of votes cast “FOR” the proposal represents a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote

“AGAINST”

the proposal related to proxy access.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	51

Why did I receive these materials?

As a holder of common stock of T-Mobile US, Inc. at the close of business on April 10, 2015, the record date, you are entitled to vote at the Annual Meeting. We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting. These proxy materials will be made available to our stockholders on or about April 22, 2015. This Proxy Statement describes the proposals to be voted on at the Annual Meeting by the holders of record of our common stock on the record date and includes information required to be disclosed to our stockholders.

Who may vote at the Annual Meeting?

If you are a holder of record of our common stock as of the record date (April 10, 2015), you may vote your shares on the matters to be voted on at the Annual Meeting. You will receive only one proxy card for all the shares of common stock you hold in certificate and book-entry form.

If, as of the record date, you hold shares of our common stock in “street name” – that is, through an account with a bank, broker or other institution – you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions that you will receive from the registered holder.

How do proxies work?

You may vote by authorizing the persons selected by us as your proxy to vote your shares at the Annual Meeting according to your instructions on the matters discussed in this Proxy Statement, and according to their discretion on any other business that may properly come before the Annual Meeting. We have designated two of our executive officers as proxies for the Annual Meeting: John J. Legere, our President and Chief Executive Officer, and J. Braxton Carter, our Executive Vice President and Chief Financial Officer.

How do I vote?

By Internet.    Go to www.proxyvote.com 24 hours a day, seven days a week, and follow the on-screen instructions to submit your proxy. You will need to have your proxy card available and use the Company number and account number shown on your proxy card to cast your vote. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, or EDT, on June 1, 2015, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

By Mail.    You may submit your proxy by mail by returning your executed proxy card. You should sign your proxy card using exactly the same name as appears on the card, date your proxy card and indicate your voting preference on each proposal. You should mail your proxy card in plenty of time to allow delivery prior to the Annual Meeting. Proxy cards received after 9:30 a.m. PDT on June 2, 2015 may not be considered unless the Annual Meeting is continued, adjourned or postponed and then only if such proxy cards are received before the date and time the continued, adjourned or postponed Annual Meeting is held.

By Phone.    You also may submit your proxy by phone from the United States and Canada, using the toll-free number on the proxy card and the procedures and instructions described on the proxy card. Telephone voting will be considered at the Annual Meeting if completed prior to 11:59 p.m. EDT on June 1, 2015, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

In Person.    You also may vote in person at the Annual Meeting. See “What do I need in order to attend the Annual Meeting?” below.

How are the votes recorded? What is the effect if I do not vote?

•

If you are a registered holder and we receive a valid proxy card from you by mail or receive your vote by phone or Internet, your shares will be voted by the named proxy holders as indicated in your voting preference selection.

•

If you return your signed and dated proxy card without indicating your voting preference on one or more of the proposals to be considered at the Annual Meeting, or you otherwise do not indicate your voting preference via phone or Internet on one or more of the proposals to be considered at the Annual Meeting, your shares will be voted on the proposals for which you did not indicate your voting preference in accordance with the recommendations of the Board of Directors.

•

If you hold your shares in street name and want your shares to be voted, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, NYSE rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors, the approval of the 2014 Employee Stock Purchase Plan and the stockholder proposals, but your shares can be voted without your instructions on the

52

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm because this is considered a routine matter.

•	If you indicate that you wish to withhold authority or abstain from voting on a proposal, your shares will not be voted and will have no direct effect on the outcome of that proposal. Your shares, however, will count toward the quorum necessary to hold the Annual Meeting.

Proposal	Recommended Vote	Vote Required	Withhold Votes/ Abstentions	Uninstructed Shares
1. Election of Directors	“FOR”	Plurality	No	Not voted
2. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”	Majority*	No	Discretionary vote
3. Approval of the T-Mobile US, Inc. 2014 Employee Stock Purchase Plan	“FOR”	Majority*	No	Not voted
4. Stockholder Proposal regarding Human Rights Risk Assessment	“AGAINST”	Majority*	No	Not voted
5. Stockholder Proposal regarding Proxy Access	“AGAINST”	Majority*	No	Not voted
*

Under our bylaws, the ratification of the appointment of our independent registered public accounting firm, the approval of the 2014 Employee Stock Purchase Plan and the stockholder proposals are decided by the vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of our shares of common stock entitled to vote thereon. Under this voting standard, any matter or proposal for which the vote required is a “majority” will, if presented, be approved if a majority of the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Neither abstentions nor broker non-votes will count as votes cast “FOR” or “AGAINST” the proposal. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the proposal.

Can I change my vote or revoke my proxy?

Yes. If you are a holder of record of our common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in “How do I vote?” above by:

•

delivering to our Corporate Secretary at our principal executive office located at 12920 SE 38th Street, Bellevue, Washington 98006, a written revocation prior to the date and time of the Annual Meeting;

•	submitting another valid proxy card with a later date by mail;

•	submitting another proxy by phone or Internet; or
•	attending the Annual Meeting in person and giving the Company’s Inspector of Elections notice of your intent to vote your shares in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in street name, you must contact your broker or other registered holder in order to revoke your previously submitted voting instructions. Such revocation should be made sufficiently in advance of the Annual Meeting to ensure that the revocation of the proxy card submitted by your registered holder is received by our Corporate Secretary prior to the date and time of the Annual Meeting.

What is required for a quorum at the Annual Meeting?

To transact business at the Annual Meeting, a majority of the shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, at the Annual Meeting. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. On the record date there were 811,674,813 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A stockholder’s instruction to “withhold authority,” abstentions, and broker non-votes will be counted as present and entitled to vote at the Annual Meeting for purposes of determining quorum.

What do I need in order to attend the Annual Meeting?

If you are a record holder of shares of our common stock, you must bring either the Notice of Internet Availability of Proxy Materials or the admission ticket enclosed with the paper copy of the proxy materials. However, if you hold your shares of common stock in street name, you must ask the broker, bank or other institution (registered holder) that holds your shares to provide you with a legal proxy, a copy of your account statement, or a letter from the registered holder confirming that you beneficially own or hold shares of our common stock as of the close of business on April 10, 2015. You can obtain an admission ticket by presenting this confirming documentation from your broker, bank or other institution at the Annual Meeting.

Every attendee of the Annual Meeting will be required to show a valid, government-issued picture identification that matches his or her

Notice of Internet Availability of Proxy Materials, admission ticket, legal proxy and/or confirming documentation to gain admission to the Annual Meeting. Seating is limited and will be available on a first-come, first-served basis.

For safety and security purposes, we do not permit any stockholder to bring cameras, video or audio recording equipment, large bags, briefcases or packages into the meeting room or to otherwise record or photograph the Annual Meeting. We also ask that all stockholders attending the Annual Meeting turn off all cell phones, pagers, and other electronic devices during the Annual Meeting. We reserve the right to inspect any bags, purses or briefcases brought into the Annual Meeting.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	53

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who will tabulate and count the votes?

Representatives of Broadridge Financial Solutions will tabulate the votes and act as the Company’s Inspector of Elections.

Where can I find the voting results for each proposal?

We will file a Current Report on Form 8-K within four business days after the Annual Meeting to announce the preliminary results of voting.

Who	bears the cost of the proxy solicitation?

We will bear all of the costs of soliciting proxies, including the preparation, assembly, printing and distribution of all proxy materials. We also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the beneficial owners or holders of our common stock. Our directors, officers and employees also may solicit proxies by mail, personally, by telephone, by email or by other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services.

54

Company Information

Our website contains the Company’s current corporate governance guidelines, committee charters, code of business conduct, code of ethics for senior financial officers and SEC filings. You may view or download any of these documents free of charge on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab. By selecting “SEC Filings” under the “Financial Performance” tab, you will also find a copy of this Proxy Statement, a copy of the 2014 Annual Report to Stockholders, a copy of the

Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and copies of the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain a copy of any of the above-listed documents, including the Company’s Annual Report on Form 10-K, upon request, free of charge, by sending a request in writing to the Company’s Investor Relations department at T-Mobile US, Inc., 1 Park Avenue, 14th Floor, New York, NY 10016.

Duplicate Mailings (Householding)

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of this Proxy Statement and our 2014 Annual Report to Stockholders, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder.

If you received only one copy of this Proxy Statement and the 2014 Annual Report to Stockholders or Notice of Internet Availability of

Proxy Materials and wish to receive a separate copy for each stockholder at your household, or if you wish to participate in householding, please contact Broadridge Financial Solutions, Inc. either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information on householding.

Stockholder Proposals for the 2016 Annual Meeting of Stockholders

Proposals Pursuant to Rule 14a-8.    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2016 Annual Meeting of Stockholders. To be eligible for inclusion in our 2016 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on December 24, 2015, and must otherwise comply with Rule 14a-8. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws.    Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2016 Annual Meeting of Stockholders that will not be included in our Proxy Statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2016 Annual Meeting of Stockholders is not more than 30 days before and not more than 60 days after the anniversary date of the 2015 Annual Meeting, you must notify us in writing, and such written notice must be delivered to our secretary no earlier than February 3, 2016, and no later than March 4, 2016.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from our Corporate Secretary at 12920 SE 38th Street, Bellevue, Washington 98006. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

T-Mobile Notice of 2015 Annual Meeting and Proxy Statement	55

OTHER INFORMATION AND BUSINESS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of 10% or more of our outstanding common stock to file reports concerning their ownership (Form 3) and changes in ownership (Form 4 and Form 5) of Company equity securities with the SEC. Based solely upon our review of such reports, the Company believes that all persons filed on a timely basis all reports required by Section 16(a).

Other Business

Management does not know of any other items or business, other than those in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.

As to any other item or proposal that may properly come before the Annual Meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors, David A. Miller Executive Vice President, General Counsel and Secretary

56

T-MOBILE US, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE

The purposes of the Plan are to provide employees of the Company and its Designated Companies with an opportunity to acquire an equity ownership interest in the Company and to encourage employees to remain in the employ of the Company and its Designated Companies.

The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, but it makes no representation of such status, nor does it undertake to maintain such status. The provisions of the Plan will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration by Committee

The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company as it deems advisable.

3.2	Authority of Committee

Subject to the provisions of the Plan, the Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration and operation of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, and the requirement that shares of Common Stock be held by a specified broker); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; and, generally, to exercise such powers, perform such acts and make such determinations as the Committee deems necessary or expedient to administer and operate the Plan, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be Designated Companies. The Committee’s determinations as to the interpretation and operation of the Plan shall be final and conclusive, and each action of the Committee shall be binding on all persons.

3.3	Administrative Modifications

The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the securities and/or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, to reduce or eliminate any unfavorable legal, accounting or other consequences or to achieve any other purpose deemed appropriate by the Committee.

SECTION 4. NUMBER OF SHARES

Subject to adjustment from time to time as provided in Section 10, the number of shares of Common Stock reserved for sale and authorized for issuance pursuant to the Plan is:

(a) 10,000,000 shares; plus

(b) an annual increase to be added as of the first day of the Company’s fiscal year beginning in 2016 equal to the lesser of (i) 5,000,000 shares, and (ii) an amount determined by the Committee; provided that any shares from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan.

If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again be available for issuance under the Plan. The shares of Common Stock purchased under the Plan may be authorized but unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

SECTION 5. OFFERINGS

5.1	Offering Periods

(a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an “Offering”) during which shares of Common Stock may be purchased by Participants. The first Offering Period shall begin on April 1, 2015 and shall end on September 30, 2015. Subsequent Offering Periods shall run from October 1 through March 31 and April 1 through September 30 of each year.

(b) Notwithstanding the foregoing, the Committee may establish (i) a different term for one or more Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering Period may not exceed five (5) years; and provided, further, that if the Purchase Price may be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date, the Offering Period may not exceed twenty-seven (27) months.

(c) The Committee may further designate separate Offerings under the Plan (the terms of which need not be identical and which may be overlapping or consecutive) in which Eligible Employees of one or more Employers may participate, and the provisions of the Plan will separately apply to each Offering, including the limitations set forth in Section 5.1(b) regarding the maximum length of Offering Periods.

(d) In the event that the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day.

5.2	Purchase Periods

(a) Each Offering Period shall consist of one or more consecutive purchase periods (each, a “Purchase Period”). The last day of each Purchase Period shall be the purchase date (a “Purchase Date”) for such Purchase Period. Except as otherwise set forth below, the first Purchase Period shall begin on April 1, 2015 and shall end on September 30, 2015. Subsequent Purchase Periods shall run from October 1 through March 31 and April 1 through September 30 of each year.

(b) Notwithstanding the foregoing, the Committee may establish (i) a different term for one or more Purchase Periods within an Offering Period and (ii) different commencing and ending dates for any such Purchase Period.

(c) In the event that the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6. ENROLLMENT

6.1	Initial Enrollment

An Eligible Employee may enroll in the Plan for an Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company (or completing such other established enrollment procedure) in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period.

6.2	Continuing Effectiveness of Enrollment Election

Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction or contribution by a Participant shall continue for future Offering Periods unless the Participant changes or cancels, in accordance with procedures established by the Committee, the enrollment election or designated rate of payroll deduction or contribution prior to the Cut-Off Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 9.1.

6.3	Initial Eligibility During Offering Period; Participation in Multiple Offering Periods

An employee who becomes eligible to participate in the Plan after an Offering Period has begun shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering Period and completes the enrollment procedures set forth in this Section 6. Eligible Employees may not participate in more than one Offering at a time.

SECTION 7. GRANT OF OPTIONS ON ENROLLMENT

7.1	Option Grant

(a) Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase shares of Common Stock from the Company pursuant to the Plan.

(b) Notwithstanding any other provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan to the extent that, immediately after the grant, such Eligible Employee would own, directly or indirectly, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Parent or Subsidiary (and for purposes of this Section 7.1(b), the rules of Section 424(d) of the Code shall apply, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee).

7.2	Share Purchase Limits

(a) Notwithstanding any other provision of the Plan to the contrary, unless the Committee determines otherwise for a future Offering Period or Purchase Period, no Participant may purchase during a single Offering Period more than 4,000 shares of Common Stock, subject to adjustment as provided in the Plan.

(b) Notwithstanding any other provision of the Plan to the contrary, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following applicable limit:

(i) In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under the Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary of the Company);

(ii) In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the preceding year (under the Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary of the Company); or

(iii) In the case of Common Stock purchased during an Offering Period that commenced two (2) calendar years prior, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in such preceding years (under the Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary of the Company).

For purposes of this Section 7.2(b), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased.

(c) The Company shall have the authority to take all necessary action, including but not limited to suspending the payroll deductions or contributions of any Participant, in order to ensure compliance with this Section 7.2. Any payments made by a Participant in excess of the limitations of this Section 7.2 shall be returned to the Participant in accordance with procedures established by the Committee, without interest, except as otherwise required by local law. Any payroll deductions or contributions suspended as a result of the limits of this Section 7.2 shall automatically resume at the beginning of the earliest Purchase Period for which the foregoing limits will not be exceeded, which for purposes of Section 7.2(b) will end in the next calendar year (if the individual is then an Eligible Employee and has not otherwise terminated participation in the Plan), provided that when the Company automatically resumes such payroll deductions or contributions, the Company shall apply the rate in effect immediately prior to such suspension.

7.3	Governmental Approval

Notwithstanding any other provision of the Plan to the contrary, an option granted pursuant to the Plan shall be subject to obtaining all necessary governmental approvals and qualifications of the Plan and the issuance of options and sale of Common Stock pursuant to the Plan.

7.4	Stockholder Approval

Notwithstanding any other provision of the Plan to the contrary, the Plan and the exercisability of options granted under the Plan will be subject to stockholder approval of the Plan within twelve (12) months before or after the date the Plan is adopted by the Board.

SECTION 8. PURCHASE PRICE; PAYMENT

8.1	Purchase Price

The purchase price (“Purchase Price”) at which shares of Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an option granted under the Plan shall be eighty-five percent (85%) of the lesser of:

(a) the Fair Market Value of the Common Stock on the first day of such Offering; and

(b) the Fair Market Value of the Common Stock on the Purchase Date;

provided, however, that the Committee may change the Purchase Price to be anywhere from eighty-five percent (85%) to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of an Offering or the Purchase Date for a future Offering Period, subject to compliance with Section 423 of the Code, as applicable.

8.2	Purchase of Shares

(a) An option held by a Participant that was granted under the Plan and that remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole shares that the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of shares for which options have been granted to the Participant pursuant to Section 7.2).

(b) During the Purchase Period, shares of Common Stock that are to be acquired pursuant to the exercise of all or any portion of an option shall be paid for by means of payroll deductions from Participants’ Eligible Compensation. Unless the Committee determines otherwise for a future Purchase Period, any payroll deductions must be in one percent (1%) increments constituting not less than one percent (1%) and not more than fifteen percent (15%) of a Participant’s Eligible Compensation received on each payday during the Purchase Period. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under the Plan. All payroll deductions or contributions received or held by the Company may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payroll deductions or contributions by a Participant.

(c) Any payroll deductions for a Participant shall commence on the first payday following the Enrollment Date and shall end on the last payday prior to the Purchase Date.

(d) Notwithstanding any provision in the Plan to the contrary, the Committee may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if the Committee determines that cash contributions are permissible under Section 423 of the Code.

8.3	Refund of Excess Amount

If, after a Participant’s exercise of an option under Section 8.2, an amount remains credited to the Participant’s Account as of a Purchase Date (including after return of any amount pursuant to Section 7.2), then the remaining amount shall be returned to the Participant, except that any amounts that are not sufficient to purchase a full share of Common Stock will be retained in the Participant’s Account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9.1.

8.4	Pro Rata Allocation

If the total number of shares for which options are or could be exercised on any Purchase Date in accordance with this Section 8, when aggregated with all shares for which options have been previously exercised under the Plan, exceeds the maximum number of shares reserved in Section 4, the Company may allocate the shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

8.5	Notice of Disposition

If a Participant or former Participant who is subject to United States federal income tax sells, transfers, or otherwise makes a disposition of shares of Common Stock purchased pursuant to an option granted under the Plan, then such Participant or former Participant shall notify the Company or the Employer in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer or other disposition. Without limitation on the Participant or former Participant’s ability to sell, transfer or otherwise make a disposition of shares and without limitation on Section 3.2, Participants and former Participants must maintain any shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such shares were transferred to the Participant at the broker designated by the Committee, unless the Committee determines otherwise.

SECTION 9. WITHDRAWAL FROM THE PLAN, TERMINATION

OF EMPLOYMENT, AND LEAVE OF ABSENCE

9.1	Withdrawal From the Plan

A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at such time in advance of the Purchase Date as the Committee may require. If notice of complete withdrawal from the Plan as described in the preceding sentence is timely received, the Company or the Employer will cease the Participant’s payroll withholding, or other contributions to the Plan, and in accordance with procedures established by the Committee, either all funds then accumulated in the Participant’s Account shall be used to purchase shares on the Purchase Date for such Purchase Period or all funds then accumulated in the Participant’s Account shall not be used to purchase shares but shall instead be distributed to the Participant as soon as administratively feasible. An employee who has withdrawn from a Purchase Period may not contribute additional funds to the Company or the Employer during that Purchase Period and require the Company or the Employer to apply those funds to the purchase of shares. Any Eligible Employee who has withdrawn from the Plan in accordance with this Section 9.1 may, however, reenroll in the Plan by the next subsequent Enrollment Date, if any, in accordance with Section 6.1.

9.2	Termination of Participation

Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee, and all funds then accumulated in the Participant’s Account shall not be used to purchase shares of Common Stock but shall instead be distributed to the Participant (or in case of the Participant’s death, to his or her estate, beneficiary or heirs, as applicable) as soon as administratively feasible, without interest.

9.3	Leave of Absence

If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 9.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,

DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

10.1	Adjustments Upon Changes in Capitalization

Subject to any required action by the stockholders of the Company, the right to purchase shares covered by a current Offering Period, the number of shares that have been authorized for issuance under the Plan for any future Offering Period, the maximum number of shares each Participant may purchase in each Offering Period or Purchase Period (pursuant to Section 7.2(a)), as well as the price per share and the number of shares covered by each right under the Plan that have not yet been purchased, shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock.

10.2	Adjustment Upon Dissolution, Liquidation, Merger or Asset Sale

Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding voting securities, sale, lease, exchange or other transfer of all or substantially all of the Company’s assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of shares that may be delivered under

Section 4, in the number, class or price of shares available for purchase under the Plan and in the number of shares that a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under the Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options converted or substituted by a successor entity (or its Parent), to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.

SECTION 11. DESIGNATION OF BENEFICIARY

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

SECTION 12. MISCELLANEOUS

12.1	Restrictions on Transfer

Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or by a beneficiary designation as permitted by Section 11. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 9.1.

12.2	Administrative Assistance

If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in such account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee. The Company may require that shares be retained with a broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

12.3	Death of Participant

In the event of a Participant’s death prior to the delivery to him or her of any shares or cash held by the Company for the account of the Participant, and to the extent permitted by local law, the Company shall deliver such shares or cash to the Participant’s estate, beneficiary or heirs, as applicable.

12.4	Tax Withholding

The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

12.5	Equal Rights and Privileges

All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan that is intended to comply with Section 423 that is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 12.5 shall take precedence over all other provisions in the Plan.

12.6	Applicable Law

The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

12.7	Amendment, Suspension and Termination

The Board may amend, suspend or terminate the Plan at any time; provided, however, that (a) the Plan may not be amended in a way that will cause rights issued under the Plan to fail to meet the requirements of Section 423 of the Code; and (b) no amendment that would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the shares are traded shall be effective unless such stockholder approval is obtained. No options may be granted during any period of suspension of the Plan.

If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

12.8	No Right of Employment

Neither the grant nor the exercise of any rights to purchase shares under the Plan nor anything in the Plan shall impose upon the Company or any member of the Employer any obligation to employ or continue to employ any employee or Participant. The right of the Company or a member of the Employer to terminate any employee shall not be diminished or affected because any rights to purchase shares of Common Stock have been granted to such employee. The grant of an option hereunder during any Offering Period shall not give a Participant any right to similar grants hereunder.

12.9	Rights as Stockholder

No Participant shall have any rights as a stockholder with respect to shares of Common Stock acquired under the Plan unless and until such shares of Common Stock have been issued to him or her (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Until such shares are issued, a Participant will only have the rights of an unsecured creditor with respect to such shares.

12.10	Other Jurisdictions

Without amending the Plan, the Committee may establish procedures to grant options or otherwise provide benefits to Eligible Employees of Designated Companies on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, separate Offerings, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other jurisdictions in which the Company or any Designated Companies may operate or have employees, (b) to ensure the viability of the benefits from the Plan to Eligible Employees employed in such jurisdictions and (c) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to Eligible Employees of any Designated Companies may be treated as a separate Offering under Section 423 of the Code or a subplan outside of an “employee stock purchase plan” under Section 423 of the Code and not subject to the requirements of Section 423 set forth in the Code and this Plan.

12.11	Governmental Regulation

The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares. The Company shall not be required to issue shares of Common Stock with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all the applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

12.12	Code Section 409A

The Plan is exempt from the application of Section 409A of the Code, and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any other provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision of the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action that the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with, Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that any option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

12.13	Condition for Participation

As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 8.5) and the determinations of the Committee.

12.14	Term of Plan

Unless sooner terminated by the Board, the Plan shall automatically terminate on the tenth anniversary of the date the Board adopts the Plan. After the Plan terminates in accordance with the foregoing sentence, no future options may be granted under the Plan, but options previously granted shall remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions.

12.15	Effective Date

The Plan is effective as of the Effective Date.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Account” means a recordkeeping account maintained for a Participant to which Participant payroll deductions or contributions, if applicable, shall be credited. No interest shall be paid on any contributions credited to such Account, unless required by local law.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means the Board or the Compensation Committee or any other committee (which committee need not be composed of members of the Board) appointed by the Board to administer the Plan.

“Common Stock” means the Common Stock, $0.00001 par value, of the Company.

“Company” means T-Mobile US, Inc., a Delaware corporation.

“Cut-Off Date” means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

“Designated Company” means any Subsidiary or Parent of the Company that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole discretion. A Designated Company shall cease to be a Designated Company on the earlier of (a) the date the Committee determines that such entity is no longer a Designated Company and (b) the date such Designated Company ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

“Effective Date” means the date on which the Plan is approved by the Board.

“Eligible Compensation” means all base gross earnings, cash bonuses, commissions and overtime, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code. Eligible Compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, gain from stock option exercises and other equity compensation income, imputed income arising under any Company group insurance or benefit program or any other special payments. The Committee, in its discretion, may establish a different definition of Eligible Compensation for a subsequent Offering Period.

“Eligible Employee” means an employee providing services to the Company or a Designated Company.

The Committee, in its discretion, may determine from time to time, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2), that the definition of Eligible Employee shall be subject to additional eligibility requirements, consistent with Section 423 of the Code.

“Employer” means the Company or any Designated Company by which an employee is employed.

“Enrollment Date” means the first day of an Offering Period.

“Fair Market Value” means, with respect to the Common Stock, as of any date, unless the Committee determines otherwise with respect to a future Offering:

(a) if the principal market for the Common Stock (as determined by the Committee if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day for which a sale was reported;

(b) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day for which prices were reported; or

(c) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Committee in good faith by the reasonable application of a reasonable valuation method.

“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 5.

“Offering Period” means each period designated by the Committee, as further described in Section 5.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 6.

“Plan” means this T-Mobile US, Inc. 2014 Employee Stock Purchase Plan.

“Purchase Date” means the last day of each Purchase Period.

“Purchase Period” means each period designated by the Committee, as further described in Section 5.

“Purchase Price” has the meaning set forth in Section 8.1.

“Subsidiary” means a corporation, domestic or foreign, whether now or hereafter existing, as defined in Section 424(f) of the Code.

Reconciliation of Non-GAAP Financial Measures

Certain of the financial metrics applicable to the 2014 short-term incentive plan described under “Executive Compensation – Analysis of Executive Officer Compensation” are non-GAAP financial measures. Below is a description of these non-GAAP financial measures.

“Adjusted EBITDA”: Earnings before interest expense (net of interest income), tax, depreciation, amortization, stock-based compensation and expenses not reflective of T-Mobile’s ongoing operating performance.

Adjusted EBITDA is reconciled to net income (loss) as follows:

(in millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Year Ended December 31, 2014
Net income (loss)	$(151)	$391	$(94)	$101	$247
Adjustments:
Interest expense to affiliates	18	85	83	92	278
Interest expense	276	271	260	266	1,073
Interest income	(75)	(83)	(97)	(104)	(359)
Other expense (income), net	6	12	14	(21)	11
Income tax expense (benefit)	(102)	286	(117)	99	166
Operating income (loss)	(28)	962	49	433	1,416
Depreciation and amortization	1,055	1,129	1,138	1,090	4,412
Cost of MetroPCS business combination	12	22	97	168	299
Stock-based compensation (1)	49	63	45	54	211
Gains on disposal of spectrum licenses (1)	—	(731)	11	—	(720)
Other, net (1)	—	6	6	6	18

Adjusted EBITDA	$1,088	$1,451	$1,346	$1,751	$5,636

(1)

Stock-based compensation includes tax impacts and may not agree to stock based compensation expense in the consolidated financial statements. Gains on disposal of spectrum licenses and Other, net transactions may not agree in total to the Gains on disposal of spectrum licenses and Other, net in the Consolidated Statements of Comprehensive Income (Loss) primarily due to certain routine operating activities, such as insignificant or routine spectrum license exchanges that would be expected to reoccur, and are therefore included in Adjusted EBITDA.

“Operating Free Cash Flow”: Operating free cash flow is a non-GAAP financial measure used under the 2014 STIP. It is generally equal to Adjusted EBITDA, as defined above, further adjusted for the change in working capital assets and liabilities (other than those with Deutsche Telekom AG and its affiliates) and non-cash items included in Adjusted EBITDA, less cash paid for capital expenditures (other than spectrum licenses) and other non-recurring cash items that are not representative of normal ongoing operations.

B-1

T-MOBILE US, INC.

ATTN: MARC ROME

12920 SE 38TH STREET

BELLEVUE, WA 98006

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88848-P60033 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

T-MOBILE US, INC.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For All Withhold All For All Except

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) W. Michael Barnes 07) Raphael Kübler 02) Thomas Dannenfeldt 08) Thorsten Langheim 03) Srikant M. Datar 09) John J. Legere 04) Lawrence H. Guffey 10) Teresa A. Taylor 05) Timotheus Höttges 11) Kelvin R. Westbrook 06) Bruno Jacobfeuerborn

The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

3. Proposal to Approve the T-Mobile US, Inc. 2014 Employee Stock Purchase Plan.

The Board of Directors recommends you vote AGAINST proposals 4 and 5. For Against Abstain

4. Stockholder Proposal Related to Human Rights Risk Assessment.

5. Stockholder Proposal Related to Proxy Access.

NOTE: Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2015 ANNUAL MEETING ADMISSION TICKET

ANNUAL MEETING OF STOCKHOLDERS OF

T-MOBILE US, INC.

Tuesday, June 2, 2015

9:30 a.m., Pacific Daylight Time

Hotel Bellevue

11200 Southeast 6th Street

Bellevue, Washington 98004

At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2015 Annual Meeting of Stockholders of T-Mobile US, Inc. and any other business as may properly come before the Annual Meeting. We look forward to your participation.

Upon arrival please present this Admission Ticket, together with a valid government-issued picture identification to enter the Annual Meeting. This Admission Ticket only admits the stockholder identified on the reverse side and is non-transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M88849-P60033

T-MOBILE US, INC.

Annual Meeting of Stockholders

June 2, 2015 9:30 AM, Pacific Daylight Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John J. Legere and J. Braxton Carter, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of T-MOBILE US, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, PDT, on Tuesday, June 2, 2015, at the Hotel Bellevue, 11200 Southeast 6th Street, Bellevue, WA 98004.

This proxy, when properly executed, will be voted in the manner directed herein and, in the proxyholders’ discretion, upon any other business that properly comes before the meeting. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the election of the nominees to the Board, FOR Proposal 2 and FOR Proposal 3, all of which are proposals of T-Mobile, and AGAINST Proposal 4 and AGAINST Proposal 5.

Continued and to be signed on reverse side